                                                                   EXHIBIT 10.33


                                 GROUND LEASE

                                    BETWEEN

                               RAPHAEL SKRMETTA,
                                  AS LANDLORD

                                      AND

                          MISSISSIPPI-I GAMING, L.P.,
                                   AS TENANT

                    GROUND LEASE BETWEEN RAPHAEL SKRMETTA,
                                  AS LANDLORD,
                   AND MISSISSIPPI-I GAMING, L.P., AS TENANT

                               TABLE OF CONTENTS
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
ARTICLE 1    DEFINITIONS................................................    1

       1.1   Adjusted Gaming Win........................................    1
       1.2   Affiliate of Tenant........................................    1
       1.3   Annual Fixed Fee...........................................    1
       1.4   Commencement Date..........................................    1
       1.5   Effective Date.............................................    1
       1.6   Gross Gaming Win...........................................    1
       1.7   Improvements...............................................    2
       1.8   Landlord's Estate..........................................    2
       1.9   Lease Term.................................................    2
       1.10  Lease Year.................................................    2
       1.11  Premises...................................................    3
       1.12  Property...................................................    3
       1.13  Tenant's Estate............................................    3
       1.14  Trade Fixtures.............................................    3

ARTICLE 2    DEMISE, POSSESSION, TERM, OPTIONS TO
             EXTEND.....................................................    3

       2.1   Demise of Premises.........................................    3
       2.2   Term.......................................................    4
       2.3   Possession.................................................    4
       2.4   [Intentionally Omitted]....................................    4
       2.5   Termination Right on One Year's Notice.....................    4
       2.6   Gaming Law Invalid.........................................    5
       2.7   Tidelands Lease............................................    5

ARTICLE 3    RENT.......................................................    6

       3.1   Annual Base Rent...........................................    6
       3.2   Adjustment of Annual Base Rent.............................    7
       3.3   Sample Calculation.........................................    8
       3.4   Percentage Rent............................................    8
       3.5   Payment of Rent............................................    9
       3.6   Audits.....................................................    9
       3.7   Last Year's Rent...........................................   10
       3.8   Annual Fixed Fee...........................................   10
       3.9   [Intentionally Omitted]....................................   10
       3.10  Conversion of Annual Base Rent
             and Percentage Rent to Equity..............................   10
       3.11  Licensing Due to Landlord's Rent...........................   11
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                                      -i-

                               TABLE OF CONTENTS
                                  (CONTINUED)

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ARTICLE 4    PAYMENT OF IMPOSITIONS AND UTILITY CHARGES.................   12

       4.1   Impositions................................................   12
       4.2   Apportionment..............................................   13
       4.3   Right to Contest...........................................   13
       4.4   Utility Charges............................................   13

ARTICLE 5    USE........................................................   14

       5.1   Permitted Use..............................................   14
       5.2   Compliance with Law........................................   14
       5.3   Waste......................................................   14

ARTICLE 6    IMPROVEMENTS...............................................   14

       6.1   Construction of Initial Improvements.......................   14
       6.2   Construction of Improvements and
             Demolition of Improvements.................................   15
       6.3   Permits and Basements......................................   15
       6.4   Ownership of Improvements..................................   16
       6.5   Removal of Trade Fixtures..................................   16

ARTICLE 7    MECHANICS' LIENS...........................................   16

       7.1   Mechanics' Liens...........................................   16
       7.2   Contests...................................................   16

ARTICLE 8    INSURANCE AND INDEMNITY....................................   17

       8.1   Required Insurance.........................................   17
       8.2   Required Terms.............................................   18
       8.3   Partial Release of Liability and
             Waiver of Subrogation......................................   18
       8.4   Indemnity..................................................   18

ARTICLE 9    MAINTENANCE, REPAIR AND RESTORATION
             OF DAMAGE..................................................   18

       9.1   Tenant's Duty to Maintain and Repair.......................   18
       9.2   Tenant's Duty to Restore insured
             Damage to Improvements.....................................   19
       9.3   Tenant's Option Following Damage
             to the Improvements Near the End
             of the Lease Term and Following
             Uninsured Damage to the Improvements.......................   19

                               TABLE OF CONTENTS
                                  (CONTINUED)

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       9.4    Insurance Proceeds..........................................  20

ARTICLE 10    CONDEMNATION................................................  20

       10.1   Definitions.................................................  20
       10.2   Total Taking................................................  21
       10.3   Partial Taking..............................................  21
       10.4   Temporary Taking............................................  22
       10.5   Apportionment of Award......................................  22
       10.6   General.....................................................  22

ARTICLE 11    DEFAULT AND REMEDIES........................................  23

       11.1   Events of Tenant's Default..................................  23
       11.2   Landlord's Remedies.........................................  24
       11.3   Landlord's Default and Tenant's
              Remedies....................................................  24

ARTICLE 12    TERMINATION.................................................  25

       12.1   Surrender on Termination....................................  25
       12.2   Recognition of Tenant's Subtenants..........................  25
       12.3   Removal of Trade Fixtures...................................  25
       12.4   Tenant's Quitclaim..........................................  25

ARTICLE 13    ASSIGNMENT AND SUBLETTING...................................  26

       13.1   Assignment by Tenant........................................  26
       13.2   Permitted Assignee Defined..................................  26
       13.3   Subletting..................................................  26

ARTICLE 14    TRANSFER OF PREMISES BY LANDLORD............................  27

       14.1   Transfer by Landlord........................................  27
       14.2   Tenant's Right of First Refusal.............................  28

ARTICLE 15    LEASEHOLD MORTGAGES.........................................  29

       15.1   Right to Encumber Tenant's Estate...........................  29
       15.2   Notice......................................................  29
       15.3   Leasehold Mortgagee's Rights and
              Obligations Prior to Foreclosure............................  29
       15.4   Obligations of Landlord with
              Respect to any Leasehold Mortgagee..........................  30

                               TABLE OF CONTENTS
                                  (CONTINUED)

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       15.5   Leasehold Mortgagee's Rights and
              Obligations  Following a Foreclosure.......................    31
       15.6   Non-Liability of Leasehold
              Mortgagee..................................................    31
       15.7   No Restriction on Assignment...............................    31
       15.8   New Lease..................................................    31
       15.9   Covenant of Cooperation....................................    32
       15.10  No Amendment...............................................    32
       15.11  No Merger..................................................    32

ARTICLE 16    ENVIRONMENTAL..............................................    32

       16.1   Landlord's Representations..................................   32
       16.2   Covenant to Comply with
              Environmental Laws..........................................   33
       16.3   Tenant Indemnity............................................   33
       16.4   Landlord Obligations........................................   33
       16.5   Definition of Environmental Laws............................   35
       16.6   Definition of Hazardous Material............................   35
       16.7   Exclusive Provisions........................................   36

ARTICLE 17    GENERAL PROVISIONS..........................................   36

       17.1   Estoppel Certificates.......................................   36
       17.2   Holding Over................................................   36
       17.3   Notices.....................................................   37
       17.4   Attorney's Fees.............................................   37
       17.5   No Merger...................................................   38
       17.6   Arbitration.................................................   38
       17.7   Quiet Enjoyment.............................................   39
       17.8   No Partnership..............................................   39
       17.9   Captions....................................................   39
       17.10  Duplicate Originals; Counterparts...........................   39
       17.11  Time of the Essence.........................................   39
       17.12  Severability................................................   39
       17.13  Interpretation..............................................   39
       17.14  Successors Bound............................................   40
       17.15  No Waiver...................................................   40
       17.16  Covenant of Fair Dealing....................................   40
       17.17  Delays......................................................   40
       17.18  Integration.................................................   40
       17.19  Memorandum of Lease.........................................   40
       17.20  Limit on Tenant's Liability.................................   41

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                    Page
                                                                    ----
           Exhibit "A" - Legal Description
           Exhibit "B" - Permitted Exceptions
           Exhibit "C" - Sample Rent Calculation
           Exhibit "D" - Memorandum of Lease

                                 GROUND LEASE
                                 ------------


     THIS GROUND LEASE is made as of the _______ day of October, 1993, by and among RAPHAEL SKRMETTA, an individual resident of Louisiana ("Landlord"), and MISSISSIPPI-I GAMING, L.P., a Mississippi limited partnership ("Tenant").


                                   ARTICLE 1
                                   ---------
                                  DEFINITIONS

     1.1     Adjusted Gaming Win:  As used herein, the term "Adjusted Gaming
             -------------------
Win" shall mean, for the period in question, the positive difference, if any, derived by subtracting (i) all federal, state and local gaming taxes and fees related to Tenant's gaming operations at the Premises from (ii) the Gross Gaming Win.

     1.2     Affiliate of Tenant:  As used herein, the term "Affiliate of
             -------------------
Tenant" shall mean (i) any person or entity who directly or indirectly owns five percent (5%) or more of the stock, partnership or other beneficial interest in Tenant, if Tenant is a corporation, partnership or other entity, (ii) any corporation, partnership or other entity of which five percent (5%) or more of the stock, partnership or other beneficial interest of which is owned directly or indirectly by Tenant, and (iii) any corporation, partnership or entity of which five percent (5%) or more of the stock, partnership or other beneficial interest is owned directly or indirectly by any person or entity that owns five percent (5%) or more of the stock, partnership or other beneficial interest of Tenant, if Tenant is a corporation, partnership or other entity.

     1.3     Annual Fixed Fee:  As used herein, the term "Annual Fixed Fee"
             ----------------
shall mean the fee described in paragraph 3.8.

     1.4     Commencement Date:  As used herein, the term "Commencement Date"
             -----------------
shall mean the date on which gaming operations commence at or from the Premises, including, without limitation, the commencement of gaming operations on the riverboat or other vessel described in paragraph 5.1.

     1.5     Effective Date:  As used herein, the term "Effective Date" shall
             --------------
mean the date of the last signatory to this Lease necessary to make it binding upon Landlord and Tenant.

     1.6     Gross Gaming Win:  As used herein, the term "Gross Gaming Win"
             ----------------
shall mean, for the period in question, the sum of (a) cash received by Tenant as winnings from gaming transactions at the Premises (including gaming transactions occurring on any gaming vessel permanently moored at the Premises or which takes on passengers at the Premises), (b) cash received by Tenant in payment for credit extended by Tenant to a patron for purposes of gaming at the Premises and
(c) compensation received by Tenant for conducting any game at the Premises in which Tenant is not a party to a wager, less the total of all cash paid out by
                                        ----
Tenant as losses to patrons at the Premises and those amounts paid to purchase annuities to fund losses paid to patrons at the Premises over several years by independent financial institutions. For purposes of this definition, cash or the value of non-cash prizes awarded to patrons in a contest or tournament shall not be losses. Gross Gaming Win shall not include (i) any revenues from the sale of lodging, parking, travel arrangements, admissions to entertainment events, food, beverages or merchandise, (ii) any revenues from subtenants or concessionaires, (iii) any revenues related to any other business operations of Tenant at the Premises, (iv) counterfeit money or tokens, (v) coins of other countries which are received in gaming devices, (vi) cash taken in fraudulent acts perpetrated against Tenant for which Tenant is not reimbursed, or (vii) cash received as entry fees for contests or tournaments in which patrons compete for prizes.

     1.7     Improvements:  As used herein, the term "Improvements" shall mean
             ------------
all improvements (including, without limitation, the initial improvements described in paragraph 6.1), structures, buildings, interior improvements, landscaping, paving, pipes, conduits, roads, walkways, fixtures, fencing, on-site utility lines, and all apparatus, machinery, devices, fixtures, appurtenances, and equipment (excluding Trade Fixtures, as defined in paragraph 1.11), and all alterations and additions thereto and replacements thereof which may be erected or installed on the Premises by Tenant after the date of this Lease, regardless of how such Improvements are affixed to the Premises. The term "Improvements" shall not include any gaming vessel or any gaming equipment
                          ---
or other personal property of Tenant, which shall be and remain at all times the sole personal property of Tenant.

     1.8     Landlord's Estate:  As used herein, the term "Landlord's Estate"
             -----------------
shall mean all of Landlord's right, title and interest in, under and to this Lease and the Property.

     1.9     Lease Term:  As used herein, the term "Lease Term" shall mean the
             ----------
term of this Lease as described in paragraph 2.2.

     1.10    Lease Year:  As used herein, the term "Lease Year" shall mean (i)
             ----------
the period from the Commencement Date through and including September 30 next following, (ii) each complete, successive twelve (12) month period thereafter during the Lease Term, and (iii) the period commencing

October 1 immediately following expiration of the final complete twelve (12) month Lease Year during the Lease Term and continuing through and including the final day of the Lease Term.

     1.11    Premises:  As used herein, the term "Premises" shall mean that
             --------
certain real property consisting of three (3) parcels constituting approximately eight and nine-tenths (8.9) acres in the aggregate, the southerly parcel of which is commonly known as 676 Bayview Avenue, Biloxi, Harrison County, Mississippi, which parcels are more particularly described on Exhibit "A"
                                                              -----------
attached hereto and made a part hereof, together with (i) all buildings, structures and improvements existing on such real property as of the date of this Lease, and (ii) all easements, licenses, rights and privileges appurtenant thereto (including, without limitation, all right, title and interest of Landlord in, under and to the land lying in the streets and roads abutting such real property to the central lines thereof). The term "Premises" shall not
                                                                        ---
include the Improvements or any rights to minerals lying beneath the surface of such real property (but Landlord shall have no right to extract any minerals from the surface of the Premises without Tenant's prior written consent in Tenant's sole and absolute discretion).

     1.12    Property:  As used herein, the term "Property" shall mean the
             --------
Premises and the Improvements.

     1.13    Tenant's Estate:  As used herein, the term "Tenant's Estate" shall
             ---------------
mean all of Tenant's right, title and interest in, under and to this Lease and the Property.

     1.14    Trade Fixtures:  As used herein, the term "Trade Fixtures" shall
             --------------
mean anything affixed to the Property by Tenant or any subtenant, licensee or invitee thereof for purposes of trade, manufacture, ornament or commercial use, if the removal thereof can be effected without irreparable injury to the Property.

                                   ARTICLE 2
                                   ---------

                  DEMISE, POSSESSION, TERM, OPTIONS TO EXTEND

     2.1     Demise of Premises:  Landlord hereby leases to Tenant, and Tenant
             ------------------
hereby leases from Landlord, the Premises for the Lease Term upon the terms and conditions contained in this Lease. Tenant's lease of the Premises shall be subject only to those exceptions to Landlord's fee title described on Exhibit
                                                                      -------
"B" attached hereto and made a part hereof (the "Permitted Exceptions").
---
Landlord warrants and represents to Tenant that Landlord is the owner in fee simple absolute of the Premises free and clear of any liens, encumbrances, leases, rights of use or occupancy or any other rights or privileges, other than the Permitted Exceptions.

     2.2     Term:  The term of this Lease shall be for ninety-nine (99) years
             ----
commencing on the Commencement Date and ending at midnight on the ninety-ninth
(99th) anniversary of the Commencement Date or upon the sooner termination of this Lease according to its terms, whichever first occurs.

     2.3     Possession:  Possession of the Premises shall be delivered by
             ----------
Landlord to Tenant on the Effective Date free and clear of all tenants and occupants and the rights of either and all liens, encumbrances, rights or privileges other than the Permitted Exceptions. Tenant shall accept possession of the Premises in their condition as of the Effective Date with all existing structures, paving and other improvements. Tenant shall be entitled, from the Effective Date to the Commencement Date, to exercise all of the rights and privileges of the tenant under this Lease (including, without limitation, the preparation of the Premises for the conduct of Tenant's anticipated business operations, including the demolition, alteration and construction of improvements in accordance with Article 6). During such period from the Effective Date to the Commencement Date, however, Tenant shall have no obligation with respect to payment of Annual Base Rent, Percentage Rent, Impositions or any other monetary obligations of Tenant under this Lease, all such payment obligations to commence only from and after the Commencement Date. Notwithstanding the foregoing, Landlord shall be entitled for a period not to exceed fifteen (15) days after the Effective Date, to continue to use and occupy the structures, paving and other improvements currently present at the Premises (together with Landlord's personal property, fixtures and equipment located therein) to operate Landlord's business at the Premises in the same manner as heretofore operated. Landlord shall, however, use its reasonable efforts and all due diligence to vacate the Premises at the earliest date reasonably possible (but not later than fifteen (15) days after the Effective Date). Landlord shall cooperate reasonably with Tenant to facilitate Tenant's activities on the Premises (including, without limitation, construction of the initial Improvements described in paragraph 6.1). Landlord shall indemnify and hold Tenant harmless from and against all losses, costs, claims and damages (including attorneys' fees) arising from or relating in any manner to Landlord's possession, occupancy and use of the Premises from and after the Effective Date.

     2.4     [Intentionally Omitted]:
             -----------------------

     2.5     Termination Right on One Year's Notice:  Notwithstanding any other
             --------------------------------------
term or condition of this Lease to the contrary, Tenant shall have the right at any time during the Lease Term (whether during the initial term or any extended term) to terminate this Lease effective on any anniversary of the Commencement Date by giving Landlord written notice of such termination at least three hundred sixty-five (365) days prior to the effective date of such termination. In consideration of Tenant's termination right provided under this paragraph, Landlord shall be entitled to retain, as liquidated damages and not as a penalty, from and after any such termination, the entire Two Million Dollar ($2,000,000) sum paid by Tenant to Landlord under paragraph 3.7. Landlord and Tenant acknowledge that any damage that Landlord might suffer by virtue of Tenant's exercise of this termination right would not be readily susceptible to calculation and that such sum constitutes as reasonable estimate of such damage as may be suffered by Landlord. Landlord's retention of such sums shall therefore be Landlord's sole remedy, and Tenant's only liability, following any early termination of this Lease by Tenant's exercise of the termination right provided in this paragraph. Upon any such termination, (i) all rent and other sums due under this Lease shall be paid by Tenant through such termination date,
(ii) this Lease shall expire and terminate, and neither Landlord nor Tenant shall have any further obligations hereunder, except for those which have accrued prior to the date of such termination and those which expressly survive any termination under the terms of this Lease.

     2.6     Gaming Law Invalid:  Notwithstanding any other term or condition of
             ------------------
this Lease to the contrary, and in addition to and separate from the termination right described in paragraph 2.5, in the event that Tenant is unable to conduct gaming operations on the Premises because it is unable to obtain all necessary governmental licenses, because any necessary governmental license expires and cannot be renewed or is revoked, because the Premises become ineligible for gaming operations, because the applicable enabling legislation permitting gaming is amended, suspended, or revoked by the applicable legislative body, or because any such enabling legislation is held invalid by a court of competent jurisdiction, then Tenant may elect, at Tenant's sole and absolute discretion, to terminate this Lease, effective immediately, by giving written notice of such termination to Landlord. Upon any such termination, (i) all rent and other sums due under this Lease shall be prorated as of such termination date and paid by Tenant, (ii) this Lease shall expire and terminate, and (iii) neither Landlord nor Tenant shall have any further obligations hereunder, except for those which have accrued prior to the date of such termination and those which expressly survive any termination under the terms of this Lease.

     2.7     Tidelands Lease:
             ---------------

             A. Landlord and Tenant acknowledge that Tenant may be required to execute a tidelands lease or leases on terms and conditions acceptable to Tenant (a "Tidelands Lease") pursuant to which Tenant shall lease from the State of Mississippi some or all of that portion of the Premises as legally constitutes tidelands or other lands lying beneath the waters contiguous to the Premises subject to the ownership, jurisdiction and public trust of the State of Mississippi. Throughout the Lease Term, Tenant shall have the sole and exclusive right to obtain and maintain Tidelands Leases, and Tenant shall be responsible for payment of all rent thereunder. Landlord shall cooperate reasonably with Tenant to facilitate Tenant's obtaining and maintaining of Tidelands Leases in force at all times during the Lease Term, to which end Landlord shall, among other things, execute (whether individually or jointly with Tenant), deliver and acknowledge such documents as Tenant may reasonably request in connection with Tidelands Leases.

             B. Notwithstanding any other term or condition of this Lease to the contrary, and in addition to and separate from the termination rights described in paragraphs 2.5 and 2.6, in the event that a Tidelands Lease has not been fully executed and delivered by all parties thereto prior to the Effective Date or in the event that a Tidelands Lease does not thereafter remain at all times in full force and effect during the Lease Term, Tenant may elect, in Tenant's sole and absolute discretion, to terminate this Lease, effective immediately, by giving written notice of such termination to Landlord. Without limiting the generality of the foregoing sentence, Tenant may terminate this Lease pursuant to this paragraph 2.7 if at any time Tenant is unable to negotiate and execute a renewal, extension or substitute Tidelands Lease on terms and conditions (including rent) acceptable to Tenant in its sole discretion. Upon any termination under this paragraph 2.7, (i) all rent and other sums due under this Lease shall be prorated as of such termination date and paid by Tenant; (ii) this Lease shall expire and terminate; (iii) Landlord shall retain the Two Million Dollar ($2,000,000) sum paid by Tenant under paragraph 3.7; and (iv) neither Landlord nor Tenant shall have any further obligations hereunder, except for those which have accrued prior to the date of such termination and those which expressly survive any termination under the terms of this Lease.


                                   ARTICLE 3
                                   ---------

                                     RENT

     3.1     Annual Base Rent:  Commencing on the Commencement Date and
             ----------------
continuing throughout the remainder of the Lease Term, Tenant shall pay to Landlord a fixed annual base rent (the "Annual Base Rent") for each Lease Year equal to either (i) Five Hundred Thousand Dollars ($500,000), if the Adjusted Gaming Win for the immediately preceding Lease Year is less than or equal to Ten Million Dollars ($10,000,000), (ii) One Million Dollars ($1,000,000), if the Adjusted Gaming Win for the immediately preceding Lease Year is greater than Ten Million Dollars ($10,000,000) but less than Fifteen Million Dollars ($15,000,000), or (iii) Two Million Dollars ($2,000,000), if the Adjusted Gaming Win for the immediately preceding Lease Year is greater than or equal to Fifteen Million Dollars ($15,000,000). Tenant shall determine within thirty (30) days after commencement of each Lease Year the Adjusted Gaming Win actually received by Tenant for the immediately preceding Lease Year. Notwithstanding the first sentence of this paragraph 3.1, Annual Base Rent for the first Lease Year shall equal either (a) Five Hundred Thousand Dollars ($500,000), if the Adjusted Gaming Win for the first Lease Year (determined as hereinafter provided) is less than or equal to Ten Million Dollars ($10,000,000), (b) One Million Dollars ($1,000,000), if the Adjusted Gaming Win for the first Lease Year is greater than Ten Million Dollars ($10,000,000) but less than Fifteen Million Dollars ($15,000,000) or (c) Two Million Dollars ($2,000,000) if the Adjusted Gaming Win for the first Lease Year is greater than or equal to Fifteen Million Dollars ($15,000,000); provided, however, that Annual Base Rent for the first Lease Year shall in any event be prorated as provided in paragraph 3.5. For purposes of determining Annual Base Rent for the first Lease Year, Adjusted Gaming Win for the first Lease Year shall be calculated as follows: (A) if the first Lease Year consists of one hundred eighty (180) days or more, the Adjusted Gaming Win for the first Lease Year shall be deemed to equal the actual Adjusted Gaming Win for the first Lease Year annualized as if the first Lease Year had consisted of an entire twelve-month period, and (B) if the first Lease Year consists of less than one hundred eighty (180) days, the Adjusted Gaming Win for the first Lease Year shall be deemed to equal the Adjusted Gaming Win for the second Lease Year.

     3.2     Adjustment of Annual Base Rent:  On the fifth (5th) anniversary of
             ------------------------------
the Commencement Date and on every fifth (5th) anniversary of the Commencement Date thereafter, the Annual Base Rent amounts of Five Hundred Thousand Dollars ($500,000), one Million Dollars ($1,000,000) and Two Million Dollars ($2,000,000) described in paragraph 3.1 shall each be adjusted to an amount equal to the product obtained by multiplying such Annual Base Rent amount (as it may previously have been adjusted pursuant to this paragraph) by the lesser of
(i) 1.06, or (ii) a fraction, the numerator of which is the Consumer Price Index published immediately preceding such fifth (5th) anniversary and the denominator of which is the Consumer Price Index published immediately preceding the Commencement Date. For the next five (5) Lease Years following any such adjustment, the Annual Base Rent to be paid shall be whichever of the two adjusted Annual Base Rent amounts is applicable (which shall depend upon the amount of the Adjusted Gaming Win for the immediately preceding Lease Year as provided in paragraph 3.1). As used herein, the term "Consumer Price Index" shall mean the Consumer Price Index,

All Urban Consumers, subgroup "All Items", for the South Urban Region (Base Year 1982-84 = 100), which is presently being published monthly by the United States Department of Labor, Bureau of Labor Statistics. If, however, the Consumer Price Index is changed, revised or discontinued for any reason, there shall be substituted in lieu thereof, and the term "Consumer Price Index" shall thereafter refer to, the most nearly comparable official price index of the United States government so as to obtain substantially the same result as would have been obtained had the original consumer Price Index not been changed, revised or discontinued, which alternative index shall be selected by Landlord and shall be subject to Tenant's written approval.

     3.3     Sample Calculation:  Attached hereto as Exhibit "C" and made a part
             ------------------                      -----------
hereof is a schedule demonstrating a sample calculation of both Annual Base Rent and Percentage Rent under this Lease for the first five (5) Lease Years, except that Exhibit "C" does not take into account the effect of any Consumer Price
     -----------
Index adjustment under paragraph 3.2.  The sample calculations on Exhibit "C"
                                                                  -----------
are intended by way of example only to illustrate the calculation of Annual Base Rent and Percentage Rent hereunder and shall not be deemed to supersede any of the express provisions of this Lease.

     3.4     Percentage Rent:  In addition to the Annual Base Rent provided for
             ---------------
in paragraph 3.1 (as adjusted from time to time under paragraph 3.2), to the extent permitted under applicable law, Tenant shall pay to Landlord additional rent (the "Percentage Rent") for each Lease Year based upon the Adjusted Gaming Win actually received by Tenant during such Lease Year, determined as follows:

             A. Except as otherwise provided in subparagraph 3.10B, if the Adjusted Gaming Win during such Lease Year exceeds Ten Million Dollars ($10,000,000) but is less than Fifteen Million Dollars ($15,000,000), the Percentage Rent shall equal ten percent (10%) of the amount by which such Adjusted Gaming Win exceeds Ten Million Dollars ($10,000,000);

             B. If the Adjusted Gaming Win for such Lease Year exceeds Twenty-Five Million Dollars ($25,000,000), the Percentage Rent shall equal five percent (5%) of the amount by which such Adjusted Gaming Win exceeds Twenty-Five Million Dollars ($25,000,000); and

             C. If the Adjusted Gaming Win for such Lease Year exceeds Fifty Million Dollars ($50,000,000), the Percentage Rent shall equal the sum of (i) the amount described in subparagraph 3.4B and (ii) six percent (6%) of the amount by which such Adjusted Gaming Win exceeds Fifty Million Dollars ($50,000,000).

     3.5     Payment of Rent:  Annual Base Rent shall be paid quarterly in
             ---------------
advance on the first day of each January, April and July for the second, third and fourth quarters of each Lease Year and on the thirtieth (30th) day of October for the first quarter of each Lease Year. On or before the thirtieth
(30th) day after the expiration of each of the first three quarters of a Lease Year, Tenant shall deliver to Landlord (i) Tenant's calculation of the Adjusted Gaming Win actually received by Tenant during such quarter (on an amortized basis) and the Percentage Rent due for such quarter, all certified as true and correct in all material respects by Tenant, and (ii) payment of eighty percent (80%) of the amount of Percentage Rent due for the most recently concluded quarterly period, along with a payment as adjusted by such amount as is necessary to bring the total amount paid by Tenant on account of Percentage Rent for the Lease Year in question up to an amount equal to eighty percent (80%) of the Percentage Rent that is due based on the Adjusted Gaming Win actually received by Tenant for all quarters in Lease Year that have been completed. On or before the thirtieth (30th) day after the expiration of the fourth quarter of each Lease Year during the Lease Term, Tenant shall deliver to Landlord (i) Tenant's calculation of the Adjusted Gaming Win actually received by Tenant for the Lease Year just completed, certified as true and correct in all material respects by Tenant, and (ii) payment of such amount as is necessary to bring the total amount paid to Landlord for Percentage Rent up to an amount equal to one hundred percent (100%) of the Percentage Rent due for the Lease Year most recently completed based on the actual Adjusted Gaming Win for such Lease Year. All rent shall be paid in lawful money of the United States to Landlord at its address set forth for notices in paragraph 17.3, or to such other place as Landlord may designate from time to time in writing, without abatement, deduction, offset or prior demand therefor, except as otherwise expressly provided in this Lease. Annual Base Rent and Percentage Rent shall be prorated as of the commencement or expiration or earlier termination of the Lease Term.

     3.6     Audits:  Tenant shall provide Landlord with copies of all gaming
             ------
revenue reports filed by Tenant with the State of Mississippi during the Lease Term. Landlord reserves the right to conduct an independent audit of Tenant's records regarding Tenant's gaming operations at the Property to ascertain the accuracy of any quarterly or annual financial statements submitted by Tenant. The independent audit, with respect to any one quarterly or annual financial statement, may be conducted at any time within ninety (90) days of Landlord's receipt of such Statement and may be conducted by a certified public accounting firm of Landlord's choice. If any such independent audit correctly shows that the audited quarterly or annual financial statement resulted in an underpayment of Percentage Rent of more than five percent (5%) of the Percentage Rent actually due, then Tenant shall pay the cost of such audit. Otherwise, the cost of such audit shall be paid by Landlord.

     3.7     Last Year's Rent:  Landlord acknowledges that Tenant has previously
             ----------------
paid Landlord the sum of One Hundred Thousand Dollars ($100,000) and that Tenant has paid Landlord as of the Effective Date the additional sum of Nine Hundred Thousand Dollars ($900,000). Tenant shall further pay Landlord on the Commencement Date the additional sum of One Million Dollars ($1,000,000), so that, as of the Commencement Date, Tenant will have paid Landlord the aggregate amount of Two Million Dollars ($2,000,000). Such aggregate amount shall constitute payment in full of all Annual Base Rent due for the last twelve (12) month period of the Lease Term, notwithstanding any adjustments that may previously have been made to Annual Base Rent under paragraph 3.2.

     3.8     Annual Fixed Fee:  Tenant shall make ten (10) payments to Landlord
             ----------------
of the Annual Fixed Fee (as hereinafter defined). Commencing on August 10, 1993, and continuing on August 10 of each year thereafter during the Lease Term through and including August 10, 2002, Tenant shall pay to Landlord an annual fixed fee (the "Annual Fixed Fee") for each Lease Year in the amount of Two Hundred Thousand ($200,000) Dollars in addition to the Annual Base Rent and Percentage Rent set forth herein. Receipt of the first payment of Two Hundred Thousand Dollars is hereby acknowledged. Said Annual Fixed Fee shall not be subject to the adjustment set forth in paragraph 3.2. Further, the Annual Fixed Fee is not subject to the conversion to equity provided in paragraph 3.10. The Annual Fixed Fee shall be paid annually in advance on August 10 of each Lease Year in which the Annual Fixed Fee is required to be paid.

     3.9     [Intentionally Omitted]
             -----------------------

     3.10    Conversion of Annual Base Rent and Percentage Rent to Equity:
             ------------------------------------------------------------

             A. Notwithstanding the foregoing provisions of this Article III, Tenant shall cause to be transferred to Landlord (or Landlord's designee) a limited partnership interest (the "Equity Interest") constituting fifteen percent (15%) of all partnership interests in Tenant, which transfer shall be in lieu of all Annual Base Rent under paragraph 3.1 and all Percentage Rent (if any) under subparagraph 3.4A for the first twenty-four (24) month period of the Lease Term. Landlord acknowledges, however, that the State of Mississippi may require that Landlord (or its designee) prosecute applications for certain licenses (including, without limitation, gaming licenses and liquor licenses) on behalf of the owners of the Equity Interest. In the event therefore that Tenant determines, in Tenant's sole discretion, that the prosecution of such applications ("Landlord's Licensing") will delay to any material extent the commencement of gaming activity at the Property, Tenant may, notwithstanding the foregoing provisions of this paragraph 3.10, commence such gazing operations without causing the transfer of the Equity Interest to Landlord (or its designee). In the event that the Landlord's Licensing is completed by the second (2nd) anniversary of the Commencement Date, Tenant shall, promptly after completion of Landlord's Licensing, cause the Equity Interest to be transferred to Landlord (or its designee), together with all distributions that would otherwise have been made to the holder of such Equity Interest from the Commencement Date through the date of such transfer to the extent permitted under applicable law. If, however, Landlord has not properly been issued all full and final licenses required with respect to Tenant's gaming activities at the Property within such two-year period, Tenant shall have no obligation to cause the Equity Interest to be transferred to Landlord, but Tenant shall promptly pay Landlord Annual Base Rent for the first twenty-four (24) month period of the Lease Term in accordance with paragraph 3.1 and Percentage Rent (if any) for such 24-month period in accordance with subparagraph 3.4A.

             B. Notwithstanding subparagraph 3.4A, in the event that (i) the Equity Interest is transferred to Landlord pursuant to subparagraph 3.10A and
(ii) Adjusted Gaming Win during the third (3rd) Lease Year does not exceed Twenty-Five Million Dollars ($25,000,000), Percentage Rent under subparagraph 3.4A during the third (3rd) Lease Year shall be determined as follows: First, the number of days (the "Remaining Days") of the third (3rd) Lease Year that falls after the expiration of the first twenty-four (24) month period of the Lease Term shall be calculated. Second, a fraction (the "Adjustment Factor") shall be established, the numerator of which equals the number of the Remaining Days and the denominator of which equals three hundred sixty-five (365). Third, if the Adjusted Gaming Win during the Remaining Days exceeds the product of Ten Million Dollars ($10,000,000) multiplied by the Adjustment Factor but is less than the product of Fifteen Million Dollars ($15,000,000) multiplied by the Adjustment Factor, then Percentage Rent for such third (3rd) Lease Year shall equal ten percent (10%) of the amount by which such Adjusted Gaming Win exceeds the product of Ten Million Dollars ($10,000,000) multiplied by the Adjustment Factor.

     3.11    Licensing Due to Landlord's Rent:  Landlord and Tenant further
             --------------------------------
acknowledge that the State of Mississippi may require the issuance of certain licenses (the "Required Landlord Licenses") (including, without limitation, gaming licenses and liquor licenses) in favor of Landlord by virtue of this Lease. Landlord shall use reasonable efforts and all due diligence to obtain all Required Landlord Licenses at the earliest date possible. If, however, forty-five (45) days prior to the date reasonably anticipated by Tenant to be the Commencement Date, Landlord has not obtained all Required Landlord Licenses, Landlord shall transfer the Landlord's Estate (subject to this Lease) to one or more immediate family members of Raphael Skrmetta (i.e., parents, siblings, children, grandchildren or great-grandchildren) (any such family member(s) to which the Landlord's Estate has been transferred being referred to as an "Approved Transferee"), provided that all such Approved Transferees shall obtain all Required Landlord Licenses at least thirty (30) days prior to the anticipated Commencement Date. If neither Landlord nor the Approved Transferees (if Landlord has transferred the Landlord's Estate to such Approved Transferees) has obtained all Required Landlord Licenses at least thirty (30) days before the anticipated Commencement Date, then Tenant or its designee shall have, and Landlord hereby grants to Tenant or Tenant's designee, an option to purchase the Landlord's Estate for a purchase price equal to the fair market value of the Landlord's Estate given Tenant's then intended use of the Property. If the parties are unable to agree upon such fair market value, they shall submit the issue to arbitration pursuant to paragraph 17.6 and shall exercise their good faith efforts to complete such arbitration within thirty (30) days. Tenant may exercise such purchase option at any time within ninety (90) days after the determination of such fair market value by giving Landlord written notice thereof. The closing of any purchase and sale of the Landlord's Estate pursuant to such option shall occur no later than ten (10) days after the date Tenant gives notice of such exercise. At such closing, Landlord shall execute and deliver, in recordable form, such documents and instruments as Tenant may reasonably request to effect the legal and valid transfer of the entire Landlord's Estate to Tenant or its designee. Notwithstanding the foregoing, if all Required Landlord Licenses have been fully, finally and properly issued in favor of Landlord prior to Tenant's exercise of such purchase option, then this Lease shall remain in full force and effect and Tenant shall not thereafter be entitled to exercise such option. To enable Landlord and Tenant to implement the provisions of this paragraph 3.11, Tenant shall give Landlord notice of the date reasonably anticipated to be the Commencement Date no later than sixty (60) days prior to such date.

                                   ARTICLE 4
                                   ---------

                   PAYMENT OF IMPOSITIONS AND UTILITY CHARGES

     4.1     Impositions:  Tenant shall pay and discharge or cause to be paid
             -----------
and discharged promptly as the same become due and before delinquency all "Impositions" coming due during the Lease Term. The term "Impositions" as used herein shall mean all real property taxes, assessments, levies, fees and other charges (including the annual installments of principal and interest required to pay any general or special assessments for public improvements), which are levied or assessed against, or with respect to the use of, all or any portion of the Property, but shall not include any (i) estate, succession, inheritance, transfer, gift, franchise or similar taxes of Landlord or (ii) taxes on Landlord's income from the Property or other sources, including any business, income or profits taxes assessed against Landlord. Any Impositions required to be paid by Tenant which relate to a tax year during which the Commencement Date or the Lease expiration date or sooner termination of this Lease occurs shall be prorated between Landlord and Tenant as of the commencement or termination of this Lease, as the case may be. If the law permits payment of any Imposition in installments, Tenant may utilize the permitted installment method over the maximum period of time allowed by law, and Tenant shall be required to pay before delinquency only the installments coming due during the Lease Term, together with any interest thereon.

     4.2     Apportionment:  In the event that the Property is not separately
             -------------
taxed or assessed with respect to any Imposition, then such Imposition levied shall be apportioned between the Property and such other property with which it is assessed in such manner that Tenant shall pay only that portion of any such Imposition fairly allocable to the Property.

     4.3     Right to Contest:  Tenant shall have the right (but not the
             ----------------
obligation) to pay under protest or to contest or otherwise review by appropriate legal or administrative proceedings, or in such other manner as Tenant may desire, any Imposition which Tenant is required to pay pursuant to the provisions of this Article. Any such contest or other proceeding shall be conducted solely at Tenant's expense and free of expense to Landlord. Tenant shall indemnify Landlord against any and all loss, cost, expense or damage resulting from any such contest or other proceeding. At the request of Tenant, Landlord shall join in any contest or other proceedings which Tenant may desire to bring pursuant to this paragraph; provided, however, that Tenant shall pay all of Landlord's costs and expenses arising from such joinder. Within ten (10) days after the final determination of the amount due from Tenant for such Imposition, Tenant shall pay the amount so determined to be due, together with all costs, expenses and interest.

     4.4     Utility Charges:  All water, gas, electricity and other public
             ---------------
utilities used upon or furnished to the Property during the Lease Term shall be promptly paid by Tenant prior to delinquency.

                                   ARTICLE 5
                                   ---------

                                      USE
     5.1     Permitted Use:  Tenant may use the Premises, or permit the Premises
             -------------
to be used, for the following purposes:

             A. Development of one or more of the following on the Property as is elected by Tenant, of a design and capacity elected by Tenant, all to the extent allowed by and in conformance with applicable law (a "Gaming Operation"):
(i) a riverboat gaming vessel; (ii) a dockside gaming vessel; or (iii) a land-based casino;

             B. Development and operation of any facilities that are related to, necessary for the operation of, or compatible with and enhance any Gaming Operation conducted on the Property, including parking areas, entertainment and lodging facilities, food and beverage service and facilities, passenger ticketing facilities, docking facilities, storage and maintenance facilities (including fueling facilities for any riverboat vessel); and

             C.     Any other lawful activity or use.

     5.2     Compliance with Law:  Tenant shall comply with all laws and
             -------------------
regulations of governmental authorities with respect to its use of the Property. Tenant shall have the right, at its own cost and expense, to contest or review by legal and/or administrative proceeding the validity or legality of any such law or regulation. During such contest or review, Tenant may refrain from complying therewith provided that compliance therewith may legally be so held in abeyance without subjecting Landlord to any liability, civil or criminal, for Tenant's failure so to comply.

     5.3     Waste:  Tenant shall not commit or permit waste on the Property nor
             -----
shall Tenant remove any earth, rocks, gravel, minerals or the like from the Premises except to the extent reasonably necessary for the construction of Improvements.

                                   ARTICLE 6
                                   ---------

                                 IMPROVEMENTS

     6.1     Construction of Initial Improvements:  Tenant may (i) demolish and
             ------------------------------------
remove all improvements existing on the Premises as of the date of this Lease, with all salvage belonging to Tenant and without any obligation to reimburse Landlord for the cost or value of the improvements so demolished, and (ii) design, engineer, construct, maintain and operate improvements upon the Premises to enable Tenant to conduct the uses described in paragraphs 5.1A and B.

     6.2     Demolition of Improvements and Construction of New Improvements:
             ---------------------------------------------------------------
Landlord and Tenant acknowledge that (i) the initially constructed Improvements may outlive their economic lives or usefulness prior to the expiration of the Lease Term, and (ii) the effective use of the Premises as contemplated by this Lease may require the demolition of Improvements, the reconstruction or refurbishing of Improvements, or the construction of additional or different Improvements (including buildings and related on-site and off-site improvements) upon the Premises in addition to those described in paragraph 6.1. Therefore, at any time and from time to time during the Lease Term, Tenant shall have the right (but not the obligation) to do any or all of the following, and all salvage resulting therefrom shall belong to Tenant:

             A.     Demolish and remove any Improvements;

             B. Replace, alter, relocate, reconstruct or add to any Improvements in whole or in part;

             C. Construct or otherwise make any new Improvements as Tenant may choose on any part of the Property; or

             D. Modify or change the contour or grade, or both, of the Premises.

     6.3     Permits and Basements:  Tenant may apply for and secure from any
             ---------------------
governmental authority having jurisdiction of the Property any approvals, permits or licenses required for the development and use of the Property for the purposes permitted by this Lease. Tenant shall have the right to grant or convey in form required by such governmental authority dedications of portions of the Premises for public use and/or rights of way or easements for poles or conduits for gas, electricity, water, telephone, storm and sanitary sewer lines and for other utility, municipal or special district services which may be required by governmental authorities as a condition to granting any such approval, permit or license or which otherwise may be necessary in connection with constructing improvements on the Premises. Tenant may enter into agreements restricting use or granting easements over the Premises or obtain zoning changes, variances or use permits where necessary in connection with constructing improvements on the Premises. Landlord shall upon request by Tenant execute or join in the execution of any application for such agreements, approvals, permits or licenses and agrees jointly with Tenant to make such necessary dedications as may be required by appropriate governmental agencies or by requisite utility districts and/or companies as a condition to the construction of such improvements. In the event Tenant wishes to sublease a portion of the Premises in a manner requiring the subdivision of the Premises and the recordation of a subdivision or parcel map or the taking of any similar measures legally to effect such subdivision, Landlord shall join with Tenant in executing all documents necessary to effect such subdivision so long as Tenant pays all costs and expenses arising by reason of such subdivision. All fees in connection with such agreements, approvals, permits or licenses shall be paid by Tenant.
Nothing contained herein shall be deemed to impose upon Landlord any liability to any governmental authority arising from any breach of any agreement or application executed by or on behalf of Landlord pursuant to this paragraph and, in connection therewith, Tenant shall indemnify and hold Landlord harmless from any loss, cost, expense or claim against Landlord by any such governmental agency arising from any such breach.

     6.4     Ownership of Improvements:  All Improvements constructed or in
             -------------------------
installed upon the Premises by Tenant at any time during the Lease Term or any extension thereof, which are and remain real property, are and shall be the property of Tenant; provided, however, that upon the expiration or earlier termination of this Lease, title to such Improvements then existing on the Premises shall vest in Landlord and the same shall become the property of Landlord without notice or execution of further instruments and without cost, expense or obligation of any kind or nature to Landlord.

     6.5     Removal of Trade Fixtures:  Tenant and any subtenant,
             -------------------------
concessionaire, licensee or invitee shall have the right to remove any or all Trade Fixtures installed by it on the Property provided it repairs any damage caused by such removal. Upon written request from Tenant, Landlord shall from time to time execute and deliver any instrument that may be required by any equipment supplier, vendor, lessor and/or lender whereby Landlord waives and/or releases any rights it may have or acquire with respect to any Trade Fixtures Tenant or any subtenant, concessionaire, licensee or invitee may affix to the Property and agreeing that the same do not constitute realty.

                                   ARTICLE 7
                                   ---------

                               MECHANICS' LIENS

     7.1     Mechanics' Liens:  Tenant covenants and agrees to keep the Property
             ----------------
free and clear of and from any and all mechanics', materialmen's and other liens of record for work or labor done, services performed, or materials, appliances or power contributed, used or furnished in the construction of any Improvements upon the Premises or any alterations, repairs or additions thereto which Tenant may make.

     7.2     Contests:  Tenant may, at its sole cost and expense, contest any
             --------
lien of the nature set forth in this Article. In the event of any such contest, Tenant shall indemnify Landlord against all loss, cost, expense and damage resulting therefrom. In the event Tenant contests any such lien and sustains an adverse determination, Tenant shall nevertheless not be in default if it satisfies the indebtedness in question within ten (10) days after actual final determination by the court or administrative agency involved.

                                   ARTICLE 8
                                   ---------

                            INSURANCE AND INDEMNITY

     8.1     Required Insurance:  Tenant shall, at its sole cost and expense,
             ------------------
procure and maintain the following insurance at all times during the Lease Term:

             A. A policy or policies of comprehensive general liability insurance, naming Landlord as additional insured, against loss or other liability for bodily injury, death or property damage occurring on or about, or resulting from an occurrence on or about, the Property with combined single limit coverage of not less than Three Million Dollars ($3,000,000.00). The minimum limits of such policies of liability insurance shall be reasonably increased from time to time to meet changed circumstances, including, but not limited to, changes in the purchasing power of the dollar and changes indicated by the course of plaintiffs' verdicts in personal injury actions in Harrison County, Mississippi, but shall not exceed the amount of coverage then commonly carried for similar property and improvements located in Harrison County. If the parties are unable to agree on the amount by which the minimum coverage required of Tenant is to be increased, the controversy shall be resolved by arbitration according to the procedure set forth in paragraph 17.6. Landlord may not request a change in the limits of Tenant's liability insurance more often than once in any five (5) year period.

             B. A policy or policies of standard fire and extended coverage property damage insurance (including coverage for wind, hail and flood damage, provided that such coverage is available at commercially reasonable rates), naming Landlord as additional insured (as its interest may appear), in an amount equal to not less than ninety percent (90%) of the full replacement value of the Improvements with loss payable in accordance with the provisions of paragraph
9.4. Whenever any alterations or improvements are in the course of construction, the insurance required by this subparagraph, to the extent appropriate, shall be carried by Tenant in builder's risk form written on a completed value basis, insuring against loss to the extent of at least ninety percent (90%) of the replacement value of that which is being covered.

     8.2     Required Terms:  All policies provided for herein shall be with
             --------------
financially responsible insurance companies authorized to do business in the State of Mississippi. Each such policy shall provide that the policy cannot be canceled or altered without thirty (30) days prior written notice to Landlord. Certificates of insurance evidencing these policies shall be delivered to Landlord. Tenant shall, at least ten (10) days prior to the expiration of such policies, furnish Landlord with renewals or binders showing no lapse in coverage.

     8.3     Partial Release of Liability and Waiver of Subrogation:  Landlord
             ------------------------------------------------------
and Tenant release each other and their respective agents, contractors and employees, and Landlord releases Tenant's subtenants, from any claims for damage to any persons or property that are caused by or result from risks insured against under any insurance policy or policies required by this Article which are in force at the time of such damage, but only to the extent such claims are covered by such insurance. This release shall be in effect with respect to any loss only so long as the applicable insurance policy(s) contain a clause to the effect that this release shall not affect the right of the named insured to recover under such policies. Tenant shall cause each insurance policy obtained by it to provide that the insurance company waives all rights of recovery by way of subrogation against either or both Landlord and Tenant in connection with any damage covered by such policy so long as such a waiver of subrogation is available and can be obtained without unreasonable additional cost.

     8.4     Indemnity:  Tenant shall defend with competent counsel, indemnify
             ----------
and hold Landlord harmless from all liability, costs and expenses arising by reason of any injury or death to any person or persons, or damage to property of any person or persons, including without limitation, Tenant and Tenant's servants, agents, employees, contractors and subtenants from any cause or causes whatsoever (other than causes of liability, costs and expenses within Landlord's control or resulting from the fault of Landlord or its agents, contractors or employees or which are Claims subject to paragraph 16.4) occurring in or upon the Property during the Lease Term.

                                   ARTICLE 9
                                   ---------

                            MAINTENANCE, REPAIR AND
                             RESTORATION OF DAMAGE

     9.1     Tenant's Duty to Maintain and Repair:  During the Lease Term,
             ------------------------------------
Tenant shall, at its sole cost and expense, (i) keep and maintain the Property in good order and repair (ordinary wear and tear excepted), and (ii) make any and all repairs, alterations or improvements to the Property which may be required by any law or other governmental regulation. Landlord shall have no obligation to make any repairs, alterations or improvements to the Property during the Lease Term. Nothing contained in this paragraph shall be construed as limiting any right given elsewhere in this Lease to Tenant to alter, modify, demolish, remove or replace any Improvements, or as limiting provisions relating to Condemnation or to damage to the Improvements.

     9.2     Tenant's Duty to Restore Insured Damage to Improvements:  If any
             -------------------------------------------------------
Improvements are damaged by fire or other peril covered by the insurance required to be carried by Tenant pursuant to paragraph 8.1B, then Tenant shall either (i) restore the Improvements so damaged to the condition that existed prior to such damage, but only to the extent reasonably practicable and permitted by law, or (ii) demolish all or any of the Improvements and construct additional or replacement Improvements, but only so long as the Improvements following such work of demolition and replacement are at least equal in value to the Improvements existing prior to the damage. Such work of restoration or replacement shall be commenced and completed within a reasonable period of time, subject to reasonable delays associated with adjustment or settlement of insurance claims and procurement of new subtenants, if necessary.

     9.3     Tenant's Option Following Damage to the Improvements Near the End
             -----------------------------------------------------------------
of the Lease Term and Following Uninsured Damage to the Improvements:  If (i)
--------------------------------------------------------------------
any Improvements are damaged by any peril that is not covered by the insurance
                                                  ---
required to be carried by Tenant pursuant to paragraph 8.1B, or (ii) any Improvements are damaged by any peril to the extent of twenty-five percent (25%) or more of the then replacement value of all Improvements then existing on the Property within ten (10) years of the end of the Lease Term, then Tenant shall have the option to do any of the following:

             A. Tenant may elect to terminate this Lease. To exercise any such option to terminate, Tenant must give Landlord written notice of its election to terminate within sixty (60) days from the date of such damage. Upon the termination date set forth in said notice: (i) all rent and other sums due pursuant to this Lease shall be prorated as of such termination date and paid by Tenant; (ii) this Lease shall expire and terminate; (iii) Landlord shall refund to Tenant the positive difference, if any, between (a) so much of the Two Million Dollar ($2,000,000) sum paid by Tenant under paragraph 3.7 as has not actually been applied against Annual Base Rent for the last twelve (12) month period of the Lease Term, and (b) an amount equal to fifty percent (50%) of the then applicable Annual Base Rent; and (iv) neither Landlord nor Tenant shall have any further obligations hereunder, except for those which have accrued prior to the date of such termination and those which expressly survive any termination under the terms of this Lease. In the event Tenant terminates the Lease pursuant to this paragraph, Tenant shall at its sole expense prior to the date of such termination either (i) demolish and remove all damaged Improvements, or
(ii) restore the damaged Improvements only to the extent necessary to avoid any violation of any law, and Tenant shall indemnify and hold Landlord harmless from any mechanics' liens or other liabilities resulting from such work. Notwithstanding anything contained in this paragraph, Tenant shall not have the right to terminate this Lease as a result of any damage unless any and all Leasehold Mortgages shall have been fully satisfied and discharged.

             B. Tenant shall have the right to continue this Lease in effect and to demolish the damaged Improvements without the obligation to restore or replace such damaged Improvements with any replacement Improvements.

     9.4     Insurance Proceeds:  All insurance proceeds payable on account of
             ------------------
any damage to the Property shall be paid as follows:

             A. If a Leasehold Mortgage is in existence, then all insurance proceeds shall be paid to the Leasehold Mortgagee for application according to the terms of the Leasehold Mortgage, and any remaining proceeds shall be paid to Tenant to be applied toward the cost of restoring the Property to the extent required by this Article.

             B. If there is no Leasehold Mortgage in existence, then all insurance proceeds shall be paid to Tenant and shall be applied by Tenant toward the restoration of the Property and any insurance proceeds not needed for such purpose may be retained by Tenant.

             C. Notwithstanding the foregoing, if this Lease is terminated by Tenant pursuant to paragraph 9.3A, all insurance proceeds payable as a result of such damage shall be applied in the following order of priority: (i) first, to the payment of all expenses incurred by Tenant in completing the demolition and/or restoration required of it pursuant to paragraph 9.3A; (ii) second, to the satisfaction and payment of any Leasehold Mortgage; and (iii) the remainder of insurance proceeds, if any, shall be paid to Landlord.

                                  ARTICLE 10
                                  ----------

                                 CONDEMNATION

     10.1    Definitions:  As used in this Lease, the following terms shall have
             -----------
the following meanings:

             A. The term "Condemnation" shall mean (i) any permanent taking by the exercise of the power of eminent domain, whether by legal proceedings or otherwise, by any person or entity having the legal power to do so, (ii) a voluntary sale or transfer by Landlord to any condemnor, either under threat of condemnation or while legal proceedings for condemnation are pending, or (iii) any permanent taking by inverse condemnation.

             B. The term "Total Taking" shall mean a Condemnation of (i) all or substantially all of the Property or (ii) any portion of the Property which leaves remaining a balance which, in Tenant's reasonable judgment, may not be economically operated for the purpose the Property was operated prior to the Date of Taking.

             C. The term "Partial Taking" shall mean a Condemnation of a portion of the Property which does not constitute a "Total Taking".

             D. The term "Date of Taking" shall mean the date that the condemner takes possession of the property being condemned; and

             E. The term "Award" shall mean all compensation, sums or anything of value awarded, paid or received on or because of a Total Taking, a Partial Taking or a temporary taking of the Property.

     10.2    Total Taking:  If during the Lease Term there occurs a Total
             ------------
Taking, (i) this Lease shall terminate on the Date of Taking, (ii) all obligations hereunder shall be prorated to that date, (iii) neither Landlord nor Tenant shall have any further obligations hereunder, except for those which have accrued prior to the date of such termination and those which expressly survive any termination under the terms of this Lease, and (iv) any fixtures, machinery, equipment and personal property (excluding Trade Fixtures) used in the operation and maintenance of the Improvements ("Building Service Equipment") and not so taken shall be sold as promptly as possible thereafter, with the proceeds of such sale being included in the Award for the purposes of this Lease.

     10.3    Partial Taking:  If during the Lease Term there occurs a Partial
             --------------
Taking, the following shall apply:

             A. This Lease shall terminate as to the portion so taken and shall remain in full force and effect as to the portion remaining.

             B. Effective as of the Date of Taking, Annual Base Rent shall be redetermined as provided in paragraph 3.1 based upon the area of the Premises remaining after the Condemnation.

             C. Tenant shall, at its sole cost and with reasonable diligence, commence and complete the restoration of the portion of the Property not taken (to the extent then permitted by law) to a condition which is economically viable, architecturally complete and suitable for the uses permitted by this Lease.

     10.4    Temporary Taking:  If there occurs a temporary taking of all or any
             -----------------
part of the Property during the Lease Term, (i) this Lease shall not be affected in any way, (ii) Tenant shall continue to pay and perform all of the obligations payable or performable by Tenant hereunder, and (iii) any Award made as a result of said temporary taking shall be paid solely to Tenant.

     10.5    Apportionment of Award:  Any Award made as a result of a Total
             ----------------------
Taking or Partial Taking shrill be paid as follows:

             A. Landlord shall receive that portion of any Award made for that part of the Premises taken (valued as unimproved and encumbered by this Lease);

             B. Tenant shall receive that portion of any Award made for a taking of any Improvements and that portion of any Award made for a taking of Tenant's Estate (including any so-called "leasehold bonus value");

             C. The remainder of the Award, if any, shall be allocated as follows: (i) Tenant shall receive the portion of the Award (if any) payable for restoration of the Improvements and Building Service Equipment, a taking of Tenant's personal property or Trade Fixtures, for interruption of Tenant's business, for Tenant's relocation costs, and/or for loss of Tenant's goodwill;
(ii) each subtenant of Tenant shall receive the portion of the Award (if any) payable for a taking of said subtenant's personal property or Trade Fixtures (and for said subtenant's relocation costs, loss of goodwill, or loss due to interruption of business if, but only if, its sublease so provides); (iii) the portion of the Award payable as severance damages upon a Partial Taking (if any) shall be equitably apportioned between Landlord and Tenant so that Tenant receives the portion of such severance damages which is fairly attributable to any impairment of Tenant's use of the portion of the Property not taken during the then remainder of the Lease Term; and (iv) any Award of attorneys' fees and expenses and/or court costs made in any Condemnation proceeding shall be received by the party(ies) who paid or incurred the expense in question.

     10.6    General:  Each party hereto shall be responsible for representing
             -------
its own interest (at its own cost) in any proceeding or negotiation regarding any Condemnation or any Award. To the extent possible, Landlord and Tenant shall together make one combined claim for an Award (including severance damages if applicable) and shall cooperate to maximize the total amount of the Award. Issues between Landlord and Tenant which must be resolved to implement the provisions of this Article shall be joined in any pending Condemnation proceeding, to the extent permissible under then applicable law, to the end that multiplicity of actions shall be avoided. Any dispute between Landlord and Tenant arising under this Article which is not so joined in a Condemnation proceeding shall be determined by arbitration pursuant to the arbitration provisions contained in paragraph 17.6.

                                  ARTICLE 11
                                  ----------

                              DEFAULT AND REMEDIES

     11.1    Events of Tenant's Default:  Tenant shall be in default under this
             --------------------------
Lease if any of the following occurs:

             A. Tenant shall have failed to pay Annual Base Rent, Percentage Rent or any other charge or obligation of Tenant requiring the payment of money under the terms of this Lease within fifteen (15) days after receipt of written notice from Landlord that such obligation is due and unpaid; or

             B. Tenant shall have failed to perform any term, covenant or condition of this Lease to be performed by Tenant, except those requiring the payment of money, and Tenant shall have failed to cure same within sixty (60) days after written notice from Landlord, delivered in accordance with the provisions of this Lease, where such failure could reasonably be cured within said sixty (60) day period; provided, however, that where such failure could not reasonably be cured within said sixty (60) day period, that Tenant shall not be in default unless it has failed to promptly commence and thereafter continue to make diligent and reasonable efforts to cure such failure as soon as practicable; or

             C. Tenant shall have made a general assignment of its assets for the benefit of its creditors; or

             D. A court shall have made or entered any decree or order with respect to Tenant or Tenant shall have submitted to or sought a decree or order (or a petition or pleading shall have been filed in connection therewith) which: (i) grants or constitutes (or seeks) an order for relief, appointment of a trustee, or confirmation of a reorganization plan under the bankruptcy laws of the United States; (ii) approves as properly filed (or seeks such approval of) a petition seeking liquidation or reorganization under said bankruptcy laws or any other debtor's relief law or statute of the United States or any state thereof; or (iii) otherwise directs (or seeks) the winding up or liquidation of Tenant; and such petition, decree or order shall have continued in effect for a period of ninety (90) or more consecutive days; or

             E. The sequestration or attachment of, or execution or other levy on, Tenant's interest in this Lease or the Premises or any Improvements located thereon shall have occurred and Tenant shall have failed to obtain a return or release of such property within thirty (30) days thereafter, or prior to sale pursuant to such levy, whichever first occurs.

     11.2    Landlord's Remedies:  In the event of Tenant's default pursuant to
             -------------------
paragraph 11.1, Landlord shall have the following remedies:

             A. Landlord may, at Landlord's election, keep this Lease in effect and enforce all of its rights and remedies under the Lease, including the right to recover the rent and other sums as they become due by appropriate legal action.

             B. Landlord may, at Landlord's election, terminate this Lease by giving Tenant written notice of termination. On the giving of the notice, in accordance with the terms of this Lease, all of Tenant's right in the Property shall terminate. Promptly after notice of termination, Tenant shall surrender and vacate the Property in broom-clean condition, and Landlord may re-enter and take possession of the Property; provided, however, that (i) Landlord shall not eject any subtenant of Tenant then occupying space within the Property pursuant to a valid sublease executed by Tenant who is not then in default, and (ii) Landlord shall recognize the rights of such subtenants as provided in paragraph
13.3. This Lease may also be terminated by a judgment specifically providing for termination.

     Landlord shall use its best efforts with all due diligence to mitigate any damages resulting from any such default by Tenant (including, without limitation, the prompt reletting of the Premises in whole or in part for the remainder of the Lease Term on reasonable terms and conditions), and Tenant shall not in any event be liable for any damages reasonably mitigable by Landlord. Landlord waives any right of distraint, distress for rent or landlord's lien that may arise at law.

     11.3    Landlord's Default and Tenant's Remedies:  In the event Landlord
             ----------------------------------------
fails to perform any of its obligations under this Lease and fails to cure such default within sixty (60) days after written notice from Tenant specifying the nature of such default where such default could reasonably be cured within said sixty (60) day period, or fails to commence such cure within said sixty (60) day period and thereafter continuously with due diligence prosecute such cure to completion where such default could not reasonably be cured within said sixty (60) day period, then Tenant shall have the following remedies:

             A. Tenant may proceed in equity or at law to compel Landlord to perform its obligations and/or to recover damages proximately caused by such failure to perform (except to the extent Tenant has waived its right to damages resulting from injury to person or damage to property as provided herein).

             B. Tenant may cure any default of Landlord at Landlord's cost and deduct the cost of such cure from the next installments of Annual Base Rent and Percentage Rent and any other amounts payable under this Lease.

                                  ARTICLE 12
                                  ----------

                                  TERMINATION

     12.1    Surrender on Termination:  Upon termination of this Lease for any
             ------------------------
cause, Tenant shall quit and surrender the Property to Landlord without any payment therefor by Landlord, without delay, in good order, condition and repair, ordinary wear and tear excepted. Upon such termination, title to the Improvements then existing on the Premises shall automatically vest in Landlord without the execution of any further instrument. In no event shall the provisions hereof impose any obligation upon Tenant to replace Improvements that are demolished or removed or to restore and/or reconstruct Improvements following any damage or condemnation unless Tenant is required to do so by
Article 9 or Article 10.

     12.2    Recognition of Tenant's Subtenants:  If this Lease is terminated
             ----------------------------------
for any reason prior to the expiration of the Lease Term, Landlord shall recognize all subtenants of Tenant who are not then in default under the terms of their respective subleases as provided in paragraph 13.3.

     12.3    Removal of Trade Fixtures:  If Tenant is not then in default,
             -------------------------
Tenant may remove or cause to be removed all Trade Fixtures installed in the Improvements which are the property of Tenant. Any of said Trade Fixtures that are not removed from the Property within thirty (30) days after the date of any termination of this Lease thereafter shall belong to Landlord without the payment of any consideration.

     12.4    Tenant's Quitclaim:  Upon the expiration of the Lease Term, or any
             ------------------
sooner termination of this Lease, Tenant agrees to execute, acknowledge and deliver to Landlord a proper instrument in writing, releasing and quitclaiming to

Landlord all right, title and interest of Tenant in and to the Property.

                                  ARTICLE 13
                                  ----------

                           ASSIGNMENT AND SUBLETTING

     13.1    Assignment by Tenant:  Tenant shall have the following rights to
             --------------------
assign or otherwise transfer Tenant's Estate:

             A. Tenant shall have the absolute right to assign or otherwise transfer all or part of Tenant's Estate so long as the assigning Tenant and its assignee both agree to become personally liable for the full and faithful performance of the Tenant's obligations under this Lease and the assignee acquires all necessary licenses to continue the Gaming Operation then being conducted on the Premises.

             B. Tenant shall also have the right to assign or otherwise transfer all or part of Tenant's Estate to (i) any person(s) or entity(s) with the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed, or (ii) a "Permitted Assignee" (as defined below) without Landlord's consent. If Tenant so assigns or transfers Tenant's Estate pursuant to this subparagraph 13.1B, then Tenant shall be released from all further liability under this Lease arising or accruing after the effective date of such assignment.

             C. No assignment or transfer by Tenant pursuant to this paragraph 13.1 shall be effective unless (i) Tenant shall have given Landlord reasonable notice of the proposed assignment or transfer and, if applicable, appropriate documentation as evidence that the proposed assignee or transferee qualifies as a Permitted Assignee, and (ii) the proposed assignee or transferee shall have agreed in writing to assume and perform all obligations of Tenant under this Lease arising after the date of transfer.

     13.2    Permitted Assignee Defined:  As used herein, the term "Permitted
             --------------------------
Assignee" shall mean (i) any Affiliate of Tenant, or (ii) any person or entity whose tangible net worth on the date of assignment (computed according to generally accepted accounting principles) is greater than the then equivalent (adjusted for changes in the purchasing power of the dollar during the Lease
Term) of Ten Million Dollars ($10,000,000) in 1993.

     13.3    Subletting:  Tenant shall have the absolute and unrestricted right
             ----------
to sublease all or any part of the Property during the Lease Term to any person(s) or entity(s) for uses consistent with the uses permitted by this Lease, and Landlord shall recognize the rights of each such person or entity under its respective sublease so long as it is not in default under such sublease; provided, however, that no sublease to a subtenant to conduct gaming operations at the Premises may be made without Landlord's prior written consent (not to be unreasonably withheld or delayed). No sublease shall release Tenant from primary liability for all obligations of Tenant under this Lease. Upon written request by Tenant, Landlord shall execute with each such subtenant a recognition and non-disturbance agreement in form reasonably satisfactory to Tenant in substance providing that in the event this Lease is terminated, Landlord will recognize the rights of such subtenant under its sublease so long as such subtenant is not in default, all so long as each of the following is satisfied:

             A. The term of the sublease does not exceed the Lease Term, as it may be extended;

             B. The sublease contains a provision reasonably satisfactory to Landlord requiring the subtenant to attorn to (and pay sublease rent to) Landlord if Tenant defaults under this Lease; and

             C. Tenant shall have submitted to Landlord a true copy of the sublease.

                                  ARTICLE 14
                                  ----------

                       TRANSFER OF PREMISES BY LANDLORD

     14.1    Transfer by Landlord:  Subject to the restrictions set forth in
             --------------------
this paragraph, to the right of first refusal of Tenant set forth in paragraph 14.2, and to Tenant's prior written consent (not to be unreasonably withheld or delayed), Landlord may assign and transfer all of Landlord's Estate at any time during the Lease Term, but only if such assignee shall have (A) currently in force all licenses, permits and approvals (including, without limitation, gaming licenses and liquor licenses) required for Tenant's uninterrupted use, operation, possession and occupancy of the Property in Tenant's then-current manner and Tenant's exercise of all its rights and privileges under this Lease, and (B) by written agreement, agreed to (i) recognize Tenant under this Lease,
(ii) assume the obligations of Landlord imposed herein, and (iii) be bound by each and every term hereof, including, without limitation, the terms of paragraph 14.2 whereby Tenant has a continuing right of first refusal to purchase Landlord's Estate. In no event shall Landlord have the right to transfer or otherwise assign (a) less than all of Landlord's Estate without Tenant's prior written consent, which consent may be refused in Tenant's sole and absolute discretion, and any such transfer without Tenant's consent shall be voidable by Tenant, or (b) any right, title or interest in Landlord's Estate if such transfer or assignment would, directly or indirectly, impair, suspend, increase the cost of or otherwise interfere with Tenant's possession, occupancy, use or operation of the Property to any extent, whether in its then-current manner or in any other manner permitted under this Lease (including, without limitation, any transfer or assignment to any person or entity that does not then hold all full, final, properly issued and valid licenses required of such person or entity to permit Tenant's gaming operations from and at the Property).

     14.2    Tenant's Right of First Refusal:  If, at any time during the Lease
             -------------------------------
Term (as the same may be extended), Landlord Shall desire to transfer Landlord's Estate, then Landlord shall first offer to Tenant the opportunity to purchase Landlord's Estate by giving Tenant written notice of the terms upon which it would be willing to sell Landlord's Estate ("Landlord's First Offer"). Tenant shall have the exclusive right to purchase Landlord's Estate upon the terms and conditions stated in Landlord's First Offer, which Tenant may exercise only by giving written notice to Landlord of Tenant's exercise of said right within thirty (30) days following the date of receipt by Tenant of Landlord's First Offer. If Tenant timely exercises its right, it shall purchase Landlord's Estate on the terms and conditions contained in Landlord's First offer.
However, in the event Tenant does not so accept Landlord's First Offer within said thirty (30) day period, then Landlord may sell Landlord's Estate to any third party for the same purchase price contained in Landlord's First Offer and otherwise on the same terms and conditions contained in Landlord's First Offer so long as such sale and transfer is consummated within one hundred twenty (120) days after delivery to Tenant of Landlord's First Offer. If, within said one hundred twenty day (120) period, Landlord receives a bona fide offer from a third party to purchase Landlord's Estate for a price less than that contained in Landlord's First Offer, or Landlord shall receive a bona fide offer from a third party to purchase Landlord's Estate for the price contained in Landlord's First Offer and not otherwise on the same terms and conditions contained in Landlord's First Offer, and Landlord desires to accept such offer, then Landlord shall give written notice to Tenant setting forth the terms of such offer and the fact that Landlord is willing to accept such offer ("Landlord's Second Notice"). Tenant shall have the right to purchase Landlord's Estate at the price and upon the terms and conditions stated in Landlord's Second Notice exercisable by giving written notice to Landlord of Tenant's exercise of such right within fifteen (15) days following the day that Tenant receives Landlord's Second Notice. In the event that Tenant shall elect to so purchase Landlord's Estate, then it shall do so upon the terms and conditions contained in Landlord's Second Notice. If Tenant does not notify Landlord of its agreement to purchase Landlord's Estate upon such terms within said fifteen (15) day period, then Landlord may sell Landlord's Estate to any third party in strict accordance with the terms and conditions contained in Landlord's Second Notice. If Landlord's Estate has not been sold and transferred after one hundred twenty (120) days have passed since Tenant shall have received Landlord's First Offer, then any election by Landlord to assign and sell Landlord's Estate shall be deemed a new determination to do so and shall be subject to all of the procedures set forth in this paragraph. Notwithstanding the election of Tenant not to exercise the right of first refusal contained in this paragraph, the provisions of this paragraph shall continue to apply to any successor in interest of Landlord. Notwithstanding anything contained herein, the provisions of this paragraph 14.2 shall not apply to any transfer by Landlord of Landlord's Estate to a single entity (corporation, partnership or trust), the partners, shareholders or beneficial owners of which are all immediate family members of Raphael Skrmetta (parents, siblings, children, grandchildren or great-grandchildren). No capital stock, partnership or other beneficial or ownership interest in any such entity may thereafter be transferred to any persons other than such immediate family members.

                                  ARTICLE 15
                                  ----------

                              LEASEHOLD MORTGAGES

     15.1    Right to Encumber Tenant's Estate:  Tenant may at any time and from
             ---------------------------------
time to time during the Lease Tern encumber Tenant's Estate by one or more mortgages, deeds of trust or other proper instruments as security for the repayment of such loan(s) as Tenant may desire, without having Landlord consent to or join in the execution of such instrument. Any such encumbrance shall be referred to herein as a "Leasehold Mortgage", and the holder of any Leasehold Mortgage shall be referred to as a "Leasehold Mortgagee". Any Leasehold Mortgage shall be subject to all of the covenants and conditions of this Lease. Any Leasehold Mortgage shall provide that the Leasehold Mortgagee shall be subrogated to any and all of the rights of Landlord under this Lease in the event the Leasehold Mortgagee cures a default by Tenant.

     15.2    Notice:  Tenant shall give written notice of any Leasehold Mortgage
             ------
to Landlord and shall forward to Landlord a copy of any instrument evidencing such Leasehold Mortgage along with copies of all other loan documents signed by Tenant with respect to such Leasehold Mortgage within thirty (30) days after the recording thereof.

     15.3    Leasehold Mortgagee's Rights and Obligations Prior to Foreclosure:
             -----------------------------------------------------------------
Any Leasehold Mortgagee may, but shall not be required to unless and until the Leasehold Mortgage is foreclosed, pay any of the rent due under this Lease, procure and maintain any insurance, pay any Impositions, make any repairs or improvements, and do any other act required of Tenant by the terms of this Lease in order to cure a default of Tenant, prevent a forfeiture of the Lease, or otherwise protect its security interest in the Property. In this regard, the Leasehold Mortgagee, pursuant to the terms of its Leasehold Mortgage and for purposes of protecting its security interest in the Property, may enter into possession of the Property, collect rents due from subtenants of Tenant, and otherwise perform such acts as the Leasehold Mortgagee may deem necessary to so protect its security. Any such payment or act by the Leasehold Mortgagee shall be as effective hereunder as if done by Tenant, and may be done by the Leasehold Mortgagee without assuming the obligations of Tenant under this Lease and without causing a default under this Lease.

     15.4    Obligations of Landlord with Respect to any Leasehold Mortgagee:
             ---------------------------------------------------------------
After having been notified of the existence of a Leasehold Mortgage, Landlord shall give any such Leasehold Mortgagee written notice of (i) any default by Tenant hereunder and/or any other event authorizing the termination of this Lease, and (ii) the exercise of any remedy by Landlord by reason of any default by Tenant under this Lease. In this regard, Landlord shall not have the power to (a) terminate the Lease unless Landlord shall have first given such Leasehold Mortgagee sixty (60) days written notice of its intent to terminate this Lease, or (b) terminate this Lease if, within said sixty (60) day period (or such longer period of time as is reasonably required by such Leasehold Mortgagee to obtain possession of the Property if that is necessary to cure Tenant's default), such Leasehold Mortgagee either:

             A. Cures Tenant's default whether by the payment of money or the performance of any act required to so cure such default; or

             B. Commences and thereafter continuously pursues foreclosure of the Leasehold Mortgage or otherwise acquires the interest of Tenant under the Lease, but only so long as such Leasehold Mortgagee performs all obligations to be performed by Tenant (including the payment of rent, Impositions and all other monetary obligations) until such time as Tenant's Estate is so acquired or sold upon foreclosure or by way of other appropriate proceedings in the nature thereof.

             C. Notwithstanding anything contained in this Lease to the contrary, Landlord may not terminate this Lease as a result of (i) the occurrence of any Tenant's default described in subparagraphs C, D and E of paragraph 11.1, or (ii) any default of Tenant that cannot be cured by the Leasehold Mortgage, so long as any Leasehold Mortgagee has commenced and thereafter is continuously pursuing the foreclosure of the Leasehold Mortgage, but only so long as the Leasehold Mortgagee performs all other obligations to be performed by Tenant (including the payment of rent,

Impositions and all other monetary obligations) until such time as Tenant's Estate is so acquired or sold upon foreclosure or by way of other appropriate proceedings in the nature thereof.

     15.5    Leasehold Mortgagee's Rights and Obligations  Following a
             ---------------------------------------------------------
Foreclosure:  Should a Leasehold Mortgagee or any other person acquire Tenant's
-----------
Estate by private power of sale, by judicial foreclosure, or other appropriate proceedings in the nature thereof, or as a result of any other action or remedy provided by any Leasehold Mortgage, then the Leasehold Mortgagee or any such person:

             A. Shall acquire Tenant's Estate subject to all of the provisions of this Lease, including without limitation the rights of Tenant set forth in Article 14; and

             B. Shall be liable for the performance of all the obligations of Tenant under this Lease, including the curing of all the defaults of Tenant existing prior to such acquisition except those defaults that cannot by their nature be cured.

     15.6    Non-Liability of Leasehold Mortgagee:  A Leasehold Mortgagee shall
             ------------------------------------
not be obligated to perform Tenant's obligations under this Lease unless and until the Leasehold Mortgagee acquires Tenant's interest in the Property by foreclosure or other similar proceedings.

     15.7    No Restriction on Assignment:  Notwithstanding the provisions of
             ----------------------------
paragraph 13.1, if a Leasehold Mortgagee or any other person acquires Tenant's Estate as a result of a sale under said Leasehold Mortgage pursuant to a power of sale contained therein, a judgment of foreclosure, or by deed or other instrument in lieu of foreclosure, such Leasehold Mortgagee or other person shall have the privilege of assigning or transferring Tenant's Estate to any other person(s) or entity(s) without the prior consent of Landlord, provided, however, that there shall be delivered to Landlord in due form for recording (i) a duplicate original of the instrument of assignment, and (ii) an instrument of assumption by the transferee of all of Tenant's obligations under this Lease, and the Leasehold Mortgagee or other person who so acquired Tenant's Estate through foreclosure proceedings shall be relieved of any further liability under the Lease from and after the effective date of such transfer.

     15.8    New Lease:  If a Leasehold Mortgagee acquires Tenant's Estate by
             ---------
way of foreclosure or otherwise, and if the Leasehold Mortgagee so requests, Landlord shall enter into a new lease of the Premises with the Leasehold Mortgagee, effective as of the date the Leasehold Mortgagee so acquired Tenant's Estate (but with the same relative priority as this Lease with regard to encumbrances on the Property) for the remainder of the Lease Term and at the same rent and upon the same terms and conditions contained in this Lease. The Leasehold Mortgagee shall pay all costs, fees, expenses and legal fees incurred by Landlord in connection with the execution of such new lease.

     15.9    Covenant of Cooperation:  Landlord covenants and agrees to execute
             -----------------------
any documents reasonably required by any lender making a leasehold Mortgage to effectuate the foregoing so long as Landlord assumes no liability whatsoever thereunder and this Lease shall remain prior to any such Leasehold Mortgage.

     15.10   No Amendment:  So long as any Leasehold mortgage is in effect and
             ------------
Landlord has been given notice of its existence, then this Lease will not be voluntarily canceled, surrendered, terminated, amended, modified or in any manner altered without the prior written consent of the Leasehold Mortgagee. Landlord and Tenant covenant and agree to cooperate in including in this Lease by suitable amendment, from time to time, any provision which may reasonably be requested by any proposed Leasehold Mortgagee for the purpose of implementing the mortgagee protection provisions contained in this Lease and allowing such Leasehold Mortgagee reasonable means to protect or preserve the lien of the Leasehold Mortgage on the occurrence of a default by Tenant hereunder. Landlord and Tenant each agree to execute and deliver (and to acknowledge, if necessary, for recording purposes) any document necessary to effect any such amendment; provided, however, that any such amendment shall in no event affect the term or rent under this Lease or otherwise adversely affect any rights of Landlord or Tenant hereunder in any material respect.

     15.11   No Merger:  So long as there is a Leasehold Mortgage in effect,
             ---------
Tenant's Estate will not merge with Landlord's Estate by reason of the fact that
(i) Tenant's Estate is acquired by Landlord, or (ii) Landlord's Estate is acquired by Tenant.

                                  ARTICLE 16
                                  ----------

                                 ENVIRONMENTAL

     16.1    Landlord's Representations:  Except as disclosed in writing to
             --------------------------
Tenant by Landlord prior to the Effective Date or as disclosed in writing to Tenant in any consultant's report prior to the Effective Date, Landlord warrants and represents that (i) no Hazardous Material (as defined in paragraph 16.6) is present on the Premises or the soil, surface water or groundwater thereof; (ii) no underground storage tanks or asbestos containing building materials are present on the Premises; and (iii) no action, proceeding or claim is pending or threatened concerning the Premises concerning any Hazardous Material or pursuant to any Environmental Law (as defined in paragraph 16.5). Landlord has delivered to Tenant all reports and environmental assessments of the Premises conducted at the request of or otherwise available to Landlord, and Landlord has complied with all environmental disclosure obligations imposed upon Landlord by applicable law with respect to this transaction.

     16.2    Covenant to Comply with Environmental Laws:  Within the time
             ------------------------------------------
permitted by applicable law, Tenant, at its sole cost, shall perform or cause to be performed, any investigation, remediation, removal action or detoxification of the Premises, and shall comply with any Environmental Law, relating to any Hazardous Material released, disposed, discharged or emitted on or about the Premises during the Lease Term by Tenant or Tenant's employees or agents.
Within the time permitted by applicable Law, Landlord, at its sole cost, shall perform or cause to be performed, any investigation, remediation, removal action or detoxification of the Premises and shall comply with any Environmental Law relating to any Hazardous Material present at any time on or about the Premises or the soil, air, improvements, groundwater or surface water thereof, except to the extent that such Hazardous Material is released, discharged or emitted on or about the Premises during the Lease Term by Tenant or Tenant's employees or agents.

     16.3    Tenant Indemnity:  Tenant shall indemnify, defend with counsel
             ----------------
reasonably acceptable to Landlord, and hold harmless Landlord, its employees, agents, contractors, stockholders, partners, officers, directors, successors, personal representatives, and assigns (collectively the "Landlord Indemnitees"),from and against all claims, actions, suits, proceedings, judgments, losses, costs, personal injuries, damages, liabilities, deficiencies, fines, penalties, attorneys' fees, consultants' fees, investigations, detoxifications, remediations, removals and expenses of every type and nature ("Claims"), to the extent caused by the release, disposal, discharge or emission of Hazardous Materials on or about the Premises during the Lease Term by Tenant or Tenant's employees or agents. Notwithstanding anything to the contrary in this Lease, Tenant shall have no other liability, responsibility or duty to reimburse Landlord with respect to any Hazardous Material on or about the Premises or any Environmental Law regarding the Premises or the soil, air, improvements, groundwater or surface water thereof.

     16.4    Landlord Obligations:
             --------------------

             A. Landlord shall undertake, control and complete, at Landlord's sole cost and expense and to Tenant's reasonable satisfaction, to the extent required by applicable Environmental Laws, investigation and remediation of any and all Hazardous Materials in, on or under the Premises or about the Premises to the extent caused by Hazardous Materials now or heretofore in, on or under the Premises (i) known to Landlord as of April 9, 1993, or (ii) disclosed by any environmental reports existing as of such date with respect to the Premises or any portion thereof.

             B. If any court or governmental agency orders Landlord to investigate or remediate any Hazardous Materials located in, on, under or about the Premises, Landlord shall comply with such order at its sole cost without contribution from Tenant, except to the extent that the presence of such Hazardous Materials was caused by Tenant or persons under Tenant's control.

             C. Landlord shall indemnify, defend with counsel reasonably acceptable to Tenant, and hold harmless Tenant, its employees, agents, contractors, stockholders, partners, officers, directors, successors, subtenants, personal representatives and assigns (collectively the "Tenant Indemnitees") from and against all Claims (as defined in paragraph 16.3) arising from or relating to compliance with the order of any court or governmental agency regarding Hazardous Materials present at any time on or about the Premises; except to the extent that the foregoing actually results from (i) the release, disposal, discharge or emission of Hazardous Materials on or about the Premises during the Lease Term by Tenant or Tenant's employees or agents or (ii) the act or omission of any other party (other than Landlord or persons under Landlord's control) who places, transports, discharges or releases Hazardous Materials to the surface of the Premises after Tenant has the exclusive right to occupy the Premises. Landlord's foregoing indemnification shall include liability for any and all costs incurred by Tenant in connection with any such court or governmental agency, including, without limitation, attorneys' and consultants' fees, but shall not include any liability for any lost profits or other consequential damages incurred by Tenant.

             D. At such time as Tenant, at its cost and expense, undertakes the demolition of those structures presently located on the Premises, Landlord shall, in compliance with applicable Environmental Laws, remove and dispose of any and all asbestos located in the structures being demolished. Landlord shall coordinate such removal activities with Tenant's demolition and construction activities. Prior to Tenant's awarding a demolition contract with respect to existing structures on the Premises, Tenant, its consultants and Landlord shall identify the location of all asbestos in such structures. As part of its demolition contract award process, Tenant shall require contract applicants to state the amount of their bid for demolition, assuming there was no asbestos in the structures to be demolished. Tenant shall then identify all parts of such structures which will be removed and disposed of by Landlord in accordance with its obligations concerning asbestos removal described above. Tenant shall then require applicants to state the amount of their bid for demolition, excluding the obligation to demolish and remove such identified portions of the structures.
If the applicant to which Tenant awards the demolition contract reduces its bid as a result of Landlord's removal and disposal of such identified portions of the structures, Tenant shall pay Landlord an amount equal to such cost savings. Such payment shall constitute payment in full for Landlord's asbestos removal and disposal activities hereunder.

             E. Notwithstanding the foregoing provisions of this paragraph 16.4, in the event that any Claims (as defined in paragraph 16.3) arise during the Lease Term with respect to Hazardous Materials on or about the Premises that have actually resulted directly from the release, disposal, discharge or emission of Hazardous Materials in the Back Bay of Biloxi by parties other than Landlord or Tenant, Landlord and Tenant shall each bear fifty percent (50%) of all costs to remediate, remove or otherwise deal with such Hazardous Materials in accordance with Environmental Laws, and Landlord and Tenant shall both join in any resulting litigation and shall each bear fifty percent (50%) of all costs (including attorneys' and consultants' fees) of such litigation.

             F. Landlord shall perform all of its investigative, remediation and other obligations under this paragraph 16.4 in a manner which will minimize interference with and disruption of the operations of Tenant.

     16.5    Definition of Environmental Laws:  As used herein "Environmental
             --------------------------------
Laws" shall mean all local, state or federal laws, statutes, ordinances, rules, regulations, judgments, injunctions, stipulations, decrees, orders, permits, approvals, treaties or protocols now or hereafter enacted, issued or promulgated by any governmental authority which relate to any Hazardous Material or to the use, handling, transportation, production, disposal, discharge, release, emission, sale or storage of, or the exposure of any person to, a Hazardous Material.

     16.6    Definition of Hazardous Material:  The term "Hazardous Material"
             --------------------------------
shall mean any material or substance that is now or hereafter prohibited or regulated by any law or that is now or hereafter designated by any governmental authority to be radioactive, toxic, hazardous or otherwise a danger to health, reproduction or the environment, including, without limitation, (i) oil and petroleum products, (ii) explosives, (iii) radioactive substances and materials,
(iv) hazardous, ultra-hazardous or toxic substances or wastes, (v) asbestos,
(vi) urea formaldehyde, (vii) polychlorinated biphenyls and transformers or other equipment which contain fluid containing polychlorinated biphenyls, (viii) radon gas, and (ix) chemicals, materials or substances now or hereafter defined or included in the definition of "hazardous substances", "hazardous waste", "hazardous materials", or "toxic substances", or words of similar import, under any law, including, not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as now or hereafter amended ("CERCLA"), the Hazardous Materials Transportation Act, as now or hereafter amended, the Resource Conservation Recovery Act, as now or hereafter amended, the Federal Water Pollution Control Act, as now or hereafter amended, the Clean Air Act, as now or hereafter amended, the Occupational Safety and Health Act, as now or hereafter amended, and similar laws now or hereafter enacted.

     16.7    Exclusive Provisions:  This Article 16 constitutes the entire
             --------------------
agreement between Landlord and Tenant regarding Hazardous Materials and Environmental Laws. No other provision of this Lease shall be deemed to apply thereto.

                                  ARTICLE 17
                                  ----------

                              GENERAL PROVISIONS

     17.1    Estoppel Certificates:  Each party agrees promptly following
             ---------------------
request by the other to execute and deliver to the other an estoppel certificate, (i) certifying that this Lease is unmodified and in full force and effect, or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect and the date to which the rent and other charges are paid in advance, if any; and (ii) acknowledging that, to the responding party's knowledge, there are not any uncured defaults on the part of either party hereunder, or, if there exist any such uncured defaults, stating the nature of such uncured defaults; and (iii) evidencing the status of the Lease as may be required either by a lender making a loan to be secured by Tenant's Estate or by a purchaser of the Premises or Tenant's Estate. A party's failure to deliver an estoppel certificate as required herein within twenty (20) days following receipt of written request therefor shall be conclusive upon such party that as of the date of said request
(i) this Lease is in full force and effect, without modification; (ii) there are no uncured defaults under this Lease on the part of either party; and (iii) no rent more than one quarterly installment thereof has been paid in advance, all except as may otherwise be set forth in such request.

     17.2    Holding Over:  This Lease shall terminate without further notice on
             ------------
the last day of the Lease Term. Any holding over by Tenant after such date shall not constitute a renewal or extension of this Lease or give Tenant any rights in or to the Property except as expressly provided herein. Any holding over after such date with the consent of Landlord shall be construed to be a tenancy from month to month, at the same rental (including Percentage Rent) due as of the last month of the Lease Term, and shall otherwise be on the terms and conditions herein specified insofar as applicable.

     17.3    Notices:  Any notice required or desired to be given pursuant to
             -------
this Lease shall be in writing with copies directed as below indicated and shall be personally served or, in lieu of personal service, by depositing same in the United States mail, postage prepaid, certified or registered mail with request for return receipt, in which latter event such notice shall be deemed delivered seventy-two (72) hours after same shall have been so deposited in the United States mail, or when actually delivered (if earlier), and if such notice shall be addressed to Landlord, the address of Landlord is:

                    Raphael Skrmetta
                    c/o The Skrmetta Group, Inc.
                    Skrmetta Machinery Corporation
                    3536 Lowerline Street
                    New Orleans, Louisiana  70125

     with a duplicate copy to:

                    Eric Skrmetta
                    4314 Bancroft Drive
                    New Orleans, Louisiana  70122

     and if addressed to Tenant, the address of Tenant is:

                    Mississippi-I Gaming, L.P.
                    c/o Boomtown, Inc.
                    Interstate 80 at Garson Road Exit
                    Verdi, Nevada  89439

     with a duplicate copy to:

                    ______________________________
                    ______________________________
                    ______________________________

Either Landlord or Tenant may change its respective addresses by giving written notice to the other in accordance with the provisions of this paragraph.

     17.4    Attorney's Fees:  In the event either party shall bring any action,
             ---------------
arbitration or legal proceeding for an alleged breach of any provision of this Lease, to recover rent, to terminate this Lease, or to enforce, protect, determine or establish any term, covenant or condition of this Lease or the rights or obligations hereunder of either party, the prevailing party, in addition to whatever other relief it may be entitled to, shall be entitled to recover from the non-prevailing party reasonable attorneys' fees and expenses and court costs.

     17.5    No Merger:  The voluntary or other surrender of this Lease by
             ---------
Tenant, or a mutual cancellation thereof, shall not work a merger and shall, at the option of Landlord, operate as an assignment to Landlord of any and/or all subleases of subtenants.

     17.6    Arbitration:  Any question, dispute or controversy specifically
             -----------
required to be determined by arbitration under any term or provision of this Lease (and only such questions, disputes or controversies) shall be determined pursuant to the provisions of this paragraph. Either Landlord or Tenant may initiate such proceedings by giving written notice to the other stating an intention to arbitrate, the issue to be arbitrated, and the relief sought. Such arbitration shall be conducted pursuant to the provisions of the laws of the State of Mississippi then in force, with the rules of procedure to be those of the American Arbitration Association or its successor insofar as said rules of procedure do not conflict with the laws of the State of Mississippi then in force. Once notice to arbitrate has been given, Landlord and Tenant shall jointly, within fifteen (15) days of such notice, select one arbitrator, or if they cannot agree on one arbitrator then each shall select an arbitrator within twenty (20) days of delivery of said notice, and the two arbitrators selected shall designate the third arbitrator within twenty-five (25) days of delivery of said notice. The three arbitrators shall convene as soon as practicable and offer Landlord and Tenant the opportunity to present their cases. If any party to the arbitration, after being duly notified, fails to appear, participate or produce evidence at an arbitration hearing, the arbitrator(s) may make an award based solely on the evidence actually presented. The arbitrators shall, by majority vote, make such award and decision as is appropriate and in accord with the terms of this Lease, and such award shall be binding upon Landlord and Tenant and enforceable in a court of law. The cost of arbitration shall be borne by Landlord and Tenant as determined by the arbitrators. In the event either party fails to appoint an arbitrator or the two arbitrators fail to select a third arbitrator within the time required by this paragraph, then upon application of either party, the arbitrator shall be appointed by the American Arbitration Association, or if there be no American Arbitration Association or it shall refuse to perform this function, then at the request of either Landlord or Tenant such arbitrator shall be appointed by the then senior judge of the Chancery Court of the State of Mississippi for the Second Judicial District of the County of Harrison.

     17.7    Quiet Enjoyment:   Landlord covenants that Landlord  has full right
             ---------------
to make this Lease and that Tenant shall have quiet and peaceful possession of the Premises as against Landlord and any person claiming the same by, through or under Landlord.

     17.8    No Partnership:  It is agreed that nothing contained in this Lease
             --------------
shall be deemed or construed as creating a partnership, joint venture, unincorporated association, or other similar relationship between Landlord and Tenant, or cause Landlord to be responsible in any way for the debts or obligations of Tenant. Neither the method of computing rent nor any other provision contained in this Lease nor any acts of the parties hereto shall be deemed to create any relationship between Landlord and Tenant other than the relationship of landlord and tenant.

     17.9    Captions:  The captions used in this Lease are for the purpose of
             --------
convenience only and shall not be construed to limit or extend the meaning of any part of this Lease.

     17.10   Duplicate Originals; Counterparts:  Any executed copy of this Lease
             ---------------------------------
shall be deemed an original for all purposes. This Lease may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same Lease.

     17.11   Time of the Essence:  Time is of the essence of this Lease.
             -------------------

     17.12   Severability:  In the event any one or more of the provisions
             ------------
contained herein shall for any reason be held to be invalid, illegal or unenforceable in any respect, every other provision of this Lease shall remain and subsist in full force and effect, and this Lease shall be construed as if such invalid, illegal or unenforceable provision had not been contained herein.

     17.13   Interpretation:  The language in all parts of this Lease shall in
             --------------
all cases be construed as a whole according to its fair meaning and not strictly for or against either Landlord or Tenant. This Lease is the result of negotiations among and has been reviewed by the parties and their respective counsel. Accordingly, this Lease shall be deemed to be the product of both parties hereto, and no ambiguity shall be construed in favor of or against either party. In the event that Landlord or Tenant is comprised of more than one person or entity, all covenants, obligations and liabilities of Landlord and Tenant shall be the joint and several covenants, obligations and liabilities of all such persons and entities comprising Landlord and Tenant, respectively.
When the context of this Lease requires, a reference to one gender includes the other genders, a partnership, a corporation and a joint venture, and the singular includes the plural. The validity, construction, effect, performance and enforcement of this Lease shall be governed in all respects by the laws of the State of Mississippi.

     17.14   Successors Bound:  The covenants and agreements contained in this
             ----------------
Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors, and permitted assigns, all subject to the limitations contained in Articles 13 and 14.

     17.15   No Waiver:  The waiver by Landlord or Tenant of any breach of any
             ---------
term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition herein contained.

     17.16   Covenant of Fair Dealing:  Each party hereto agrees to act
             ------------------------
reasonably and in good faith with respect to the performance and fulfillment of the terms of each and every covenant and condition contained in this Lease.

     17.17   Delays:  Any prevention, delay or stoppage due to strikes,
             ------
lockouts, inclement weather, labor disputes, acts of God, inability to obtain labor, materials or fuels or reasonable substitute therefor, governmental restrictions, regulations, controls, action or inaction, civil commotion, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform shall excuse the performance, for a period equal to the period of any said prevention, delay or stoppage, of any obligation hereunder.

     17.18   Integration:  This Lease and all exhibits hereto constitute the
             -----------
entire agreement between the parties, and there are no agreements or representations between the parties except as expressed herein. Without limiting the generality of the foregoing sentence, in the event of any conflict between the terms and conditions of this Lease and the terms and conditions of that certain Agreement to Lease Property in Biloxi, Mississippi, dated April 9, 1993, between Boomtown, Inc. and Landlord, this Lease shall control. Except as otherwise provided herein, no subsequent change or addition to this Lease shall be binding unless in writing and signed by the parties hereto.

     17.19   Memorandum of Lease:  Concurrently with the execution and delivery
             -------------------
of this Lease, Landlord and Tenant shall execute a Memorandum of Lease in the form of Exhibit "D" attached hereto and made a part hereof which Memorandum,
        -----------
when fully executed, shall be recorded in the Official Records of Harrison County, Mississippi.

     17.20   Limit on Tenant's Liability:  Notwithstanding anything to the
             ---------------------------
contrary in this Lease, no stockholder or partner of Tenant nor any officer, director, agent or employee of Tenant shall have any personal liability or responsibility with respect to Tenant's covenants and obligations hereunder or any other document executed or delivered in connection with the transactions contemplated by this Lease. Recourse for all such covenants and obligations shall be limited strictly to the corporate or partnership assets of Tenant. No recourse may be had against the personal assets of any stockholder, partner, officer, director, agent or employee of Tenant.

     IN WITNESS WHEREOF, the parties hereto have executed this Ground Lease on the respective dates below set forth to be effective as of the Effective Date.

                              LANDLORD:
                              --------


Dated: ____________           ___________________________
                              RAPHAEL SKRMETTA


                              TENANT:
                              ------

                              MISSISSIPPI-I GAMING, L.P.,
                              a Mississippi limited
                                partnership

Dated: ____________           By:  Bayview Yacht Club, Inc.,
                                    a Mississippi corporation,
                                    its sole General Partner


                                    By: ______________________

                                    Title: ___________________

                                  EXHIBIT "A"

Legal description of real property situated in the Second Judicial District of Harrison County, Mississippi, and described as follows:

PROPERTY IN BLOCK 1: Commencing on the northern side of Bay View Avenue at a point marked by a rod at the intersection of Bay View Avenue and extension of the east line of Main Street; thence N 73 degree 28' E a distance of 440.7 feet along Bay View Avenue to a point marked by a pipe; thence North 282.0 feet to a pipe; thence to the Back Bay of Biloxi; thence westerly along Back Bay of Biloxi to a point marked by a rod on the extension of the east line of Main Street; thence South 344.4 feet to a point marked by a rod at the intersection of Bay View Avenue and the extension of the east line of Main Street and the point of beginning. Said piece of ground contains Lots 1 through 3, inclusive, Block 1, Gorenflo's Addition, City of Biloxi, Second Judicial District of Harrison County, Mississippi.

PROPERTY IN BLOCK 2: Commencing at a point in Block 2 on Bay View Avenue marked by a pipe and thence South a Distance 230 feet along a line to a point marked by an iron pipe; thence South 0 degree 10' East a distance of 150.4 feet to a point marked by a post; thence South 31 37' East a distance of 67.6 feet to a Point marked by a post; thence South 1 degree 00' West a distance of 257.5 feet to a point marked by a post; thence South 89 degree 47' West a distance of 130 feet to a point marked by a pipe; thence North along Davis Street a distance of 475.3 feet to a point marked by a pipe; thence North 89 degree 47' East a distance of 130 feet to a point marked by a pipe. Said piece of ground contains Lots 3 through 11 inclusive, Block 2, Gorenflo's Addition, Second Judicial District of Harrison County, Mississippi.

PROPERTY IN BLOCK 3: Commencing at a point at the corner of Bay View Avenue and Davis Street; thence South a distance of 652.5 feet along Davis Street to a point marked by a pipe; thence South 89 degree 47' West a distance of 128 feet to a point marked by a pipe; thence North 0 degree 16' West a distance of 288.1 feet to a point marked by a post; thence South 87 degree 05' West a distance of
122.3 feet to a point marked by post on Main Street; thence North a distance of 60 feet along Main Street to a point marked by a post; thence North 89 degree 02' East a distance of 76 feet to a point marked by a post; thence North 0 degree 04' West a distance of 253.9 feet to a point on Bay View Avenue marked by a pipe; thence North 72 degree 51' East a distance of 184.5 feet along Bay View Avenue to the point of be . Said piece of ground contains Lots 1 through 11 inclusive, Block 3, Gorenflo's Addition, and that lot having a front on Main Street of 60 feet and bounded formerly on the North by property of St. Johns Catholic Church and bounded formerly on the South by property of Bourgeois; bounded formerly on the

                             EXHIBIT "A" - PAGE 1

East by C.B. Foster Packing Company, and bounded on the West by Main Street, located in Gorenflo's Addition to the City of Biloxi, in the Second Judicial District of Harrison County, Mississippi.

     This property is also described as shown on the following page 2 of this Exhibit "A", and the following legal description is more expansive than the legal description above (on this page).

                             EXHIBIT "A" - PAGE 2

                                  EXHIBIT "B"


ITEM 1. Any prior reservation or conveyance, together with release of damages, of minerals of every kind and character including, but not limited to, oil, gas, sand and gravel in, on and under subject property.

ITEM 2. Easements or other uses of subject property not visible from the surface, or easements or claims of easements, not shown by the public records.

ITEM 3. Subject to riparian and/or littoral rights and title to that portion of the captioned property which lies beneath the ordinary high water mark as established as of the date the State of Mississippi was admitted to the Union, subject to any changes that may have occurred.

ITEM 4. Subject to the Conditional Use Plat recorded in Plat Book 13 at Page 39 and 39A on file and of record in the Office of the Chancery Clerk of Harrison County, Second Judicial District, Mississippi.

ITEM 5.   Subject to the terms and conditions of this lease.

ITEM 6. Until such time as anticipated tidelands lease with State of Mississippi is executed and made part of this policy by endorsement, approved by the Company, the liability of this policy is limited to the value of said insured leasehold interest as set forth on Schedule A of policy.

ITEM 7. Subject to the rights of the United States of America to protect, regulate and improve navigation in the Gulf of Mexico and the Back Bay of Biloxi and, in connection therewith, to establish harbor lines to regulate the construction of piers, wharves, bulkheads or other works and the making of deposits therein.

                                   EXHIBIT C

                          Calculation of Lease Amount


===============================================================================
                             100% of Amt.   5% of Amt.    6% of Amt.
  Adjusted                   From $10 MM   greater than  greater than   Total
 Gaming Win     Base Lease    to $15 MM       $25 MM        $50 MM    Lease Amt.
--------------------------------------------------------------------------------
8,000,000          500,000                                               500,000
--------------------------------------------------------------------------------
9,000,000          500,000                                               500,000
--------------------------------------------------------------------------------
10,000,000         500,000                                               500,000
--------------------------------------------------------------------------------
11,000,000       1,000,000        100,000                              1,100,000
--------------------------------------------------------------------------------
12,000,000       1,000,000        200,000                              1,200,000
--------------------------------------------------------------------------------
13,000,000       1,000,000        300,000                              1,300,000
--------------------------------------------------------------------------------
14,000,000       1,000,000        400,000                              1,400,000
--------------------------------------------------------------------------------
15,000,000       2,000,000                                             2,000,000
--------------------------------------------------------------------------------
16,000,000       2,000,000                                             2,000,000
--------------------------------------------------------------------------------
17,000,000       2,000,000                                             2,000,000
--------------------------------------------------------------------------------
18,000,000       2,000,000                                             2,000,000
--------------------------------------------------------------------------------
19,000,000       2,000,000                                             2,000,000
--------------------------------------------------------------------------------
20,000,000       2,000,000                                             2,000,000
--------------------------------------------------------------------------------
21,000,000       2,000,000                                             2,000,000
--------------------------------------------------------------------------------
22,000,000       2,000,000                                             2,000,000
--------------------------------------------------------------------------------
23,000,000       2,000,000                                             2,000,000
--------------------------------------------------------------------------------
24,000,000       2,000,000                                             2,000,000
--------------------------------------------------------------------------------
25,000,000       2,000,000                                             2,000,000
--------------------------------------------------------------------------------
26,000,000       2,000,000                      50,000                 2,050,000
--------------------------------------------------------------------------------
27,000,000       2,000,000                     100,000                 2,100,000
--------------------------------------------------------------------------------
28,000,000       2,000,000                     150,000                 2,150,000
--------------------------------------------------------------------------------
29,000,000       2,000,000                     200,000                 2,200,000
--------------------------------------------------------------------------------
30,000,000       2,000,000                     250,000                 2,250,000
--------------------------------------------------------------------------------
31,000,000       2,000,000                     300,000                 2,300,000
--------------------------------------------------------------------------------
32,000,000       2,000,000                     350,000                 2,350,000
--------------------------------------------------------------------------------
33,000,000       2,000,000                     400,000                 2,400,000
--------------------------------------------------------------------------------
34,000,000       2,000,000                     450,000                 2,450,000
--------------------------------------------------------------------------------
35,000,000       2,000,000                     500,000                 2,500,000
--------------------------------------------------------------------------------
36,000,000       2,000,000                     550,000                 2,550,000
--------------------------------------------------------------------------------
37,000,000       2,000,000                     600,000                 2,600,000
--------------------------------------------------------------------------------
38,000,000       2,000,000                     650,000                 2,650,000
--------------------------------------------------------------------------------
39,000,000       2,000,000                     700,000                 2,700,000
--------------------------------------------------------------------------------
40,000,000       2,000,000                     750,000                 2,750,000
--------------------------------------------------------------------------------
41,000,000       2,000,000                     800,000                 2,800,000
--------------------------------------------------------------------------------
42,000,000       2,000,000                     850,000                 2,850,000
--------------------------------------------------------------------------------
43,000,000       2,000,000                     900,000                 2,900,000
--------------------------------------------------------------------------------
44,000,000       2,000,000                     950,000                 2,950,000
--------------------------------------------------------------------------------
45,000,000       2,000,000                   1,000,000                 3,000,000
--------------------------------------------------------------------------------
46,000,000       2,000,000                   1,050,000                 3,050,000
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
47,000,000       2,000,000                   1,100,000                 3,100,000
--------------------------------------------------------------------------------
48,000,000       2,000,000                   1,150,000                 3,150,000
--------------------------------------------------------------------------------
49,000,000       2,000,000                   1,200,000                 3,200,000
--------------------------------------------------------------------------------
50,000,000       2,000,000                   1,250,000                 3,250,000
--------------------------------------------------------------------------------
51,000,000       2,000,000                   1,300,000       60,000    3,360,000
--------------------------------------------------------------------------------
52,000,000       2,000,000                   1,350,000      120,000    3,470,000
--------------------------------------------------------------------------------
53,000,000       2,000,000                   1,400,000      180,000    3,580,000
--------------------------------------------------------------------------------
54,000,000       2,000,000                   1,450,000      240,000    3,690,000
--------------------------------------------------------------------------------
55,000,000       2,000,000                   1,500,000      300,000    3,800,000
--------------------------------------------------------------------------------
56,000,000       2,000,000                   1,550,000      360,000    3,910,000
--------------------------------------------------------------------------------
57,000,000       2,000,000                   1,600,000      420,000    4,020,000
--------------------------------------------------------------------------------
58,000,000       2,000,000                   1,650,000      480,000    4,130,000
--------------------------------------------------------------------------------
59,000,000       2,000,000                   1,700,000      540,000    4,240,000
--------------------------------------------------------------------------------
60,000,000       2,000,000                   1,750,000      600,000    4,350,000
================================================================================

                                  EXHIBIT "D"

Prepared by and, when recorded, return to:

Wilson, Sonsini, Goodrich & Rosati
Two Palo Alto Square
Palo Alto, California 94306
Attention:  Real Estate Dept./DKK


________________________________________________________________________________

                              MEMORANDUM OF LEASE

     THIS MEMORANDUM OF LEASE is made as of the ___ day of October, 1993, by and among RAPHAEL SKRMETTA, an individual resident of Louisiana ("Landlord"), and Mississippi-I GAMING, L.P., a Mississippi limited partnership ("Tenant").

     1. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, that certain real property consisting of approximately eight and nine-tenths (8.9) acres commonly known as 676 Bayview Avenue, Biloxi, Harrison County, Mississippi, and more particularly described on Exhibit "A" attached
                                                        -----------
hereto and made a part hereof, together with (i) all buildings, structures and improvements existing on such real property as of the date of the hereinafter-defined Lease, and (ii) all easements, licenses, rights and privileges appurtenant thereto (including, without limitation, all right, title and interest of Landlord in, under and to the land lying in the streets and roads abutting such real property to the central lines thereof) (all of which is referred to collectively herein as the "Premises"), on the terms and conditions of that certain Ground Lease (the "Lease") dated the date hereof by Landlord and Tenant regarding the Premises.

     2. Tenant shall be entitled to use and possess the Premises, without payment of rent or other monetary obligations, from the date hereof to the Commencement Date. The anticipated Commencement Date of the Lease Term is March 31, 1994, but the actual commencement Date of the Lease Term shall be as provided in the Lease. The Lease Term shall be for ninety-nine (99) years commencing on the Commencement Date and ending at midnight on the ninety-ninth
(99th) anniversary of the Commencement Date.

     3. Tenant shall also be entitled to terminate the Lease prior to the expiration of the Lease Term on the terms and conditions provided in the Lease.

     4. Landlord hereby grants to Tenant both an option and a continuing right of first refusal to purchase any or all right, title and interest of Landlord in, under and to the

Premises and the Lease on the terms and conditions provided in the Lease.

     5. All capitalized terms used, but not defined, herein shall have the meanings ascribed to them in the Lease. The purpose of this Memorandum is to give public notice of the existence of the Lease. In the event, however, of any inconsistency between this Memorandum and the terms and conditions of the Lease, the Lease shall prevail.

     IN WITNESS WHEREOF, the parties have executed this Memorandum of Lease, by their duly-authorized representatives, as of the day and year first above written.

                         LANDLORD:


                         ______________________________
                         RAPHAEL SKRMETTA

                         Address: _____________________

                         Telephone: ___________________


                         TENANT:

                         MISSISSIPPI-I GAMING, L.P.,
                         a Mississippi limited
                           partnership

                         By:  Bayview Yacht Club, Inc.
                              a Mississippi corporation,
                              its Sole General Partner

                              By: _____________________

                              Title: __________________

                         Address:  c/o Boomtown, Inc.
                                    Interstate 80 at
                                    Garson Road Exit
                                    Verdi, Nevada  89439

                         Telephone:  (702) 345-6000

STATE OF ____________________

COUNTY OF ___________________


     Personally appeared before me, the undersigned authority in and for the said county and state, on this ____ day of __________, 19__, within my jurisdiction, the within named RAPHAEL SKRMETTA, duly identified before me, who acknowledged that he executed the above and foregoing instrument.


     [NOTARIAL SEAL]          ______________________________
                              Notary Public

                              My commission expires: ________



STATE OF ____________________

COUNTY OF ___________________


     Personally appeared before me, the undersigned authority in and for the said county/parish and state, on this ____ day of __________, 19__, within my jurisdiction, the within named __________________________________________________, duly identified before me, who acknowledged that _he_ is __________ of Bayview Yacht Club, Inc., a Mississippi corporation, and that for and on behalf of said corporation, and as its act and deed as sole general partner of MISSISSIPPI-I GAMING, L.P., a Mississippi limited partnership, and as its act and deed, _he_ executed the above and foregoing instrument, after first having been duly authorized by said corporation and limited partnership so to do.


     [NOTARIAL SEAL]          ______________________________
                              Notary Public

                              My commission expires: ________

                                      -3-